As filed with the U.S. Securities and Exchange Commission on November 4, 2022

Registration No. 333-264597

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Bellevue Life Sciences Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	84-5052822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

Telephone: (425) 635-7700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kuk Hyoun Hwang

Chief Executive Officer

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

Telephone: (425) 635-7700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to

Gary J. Kocher, Esq. Julie F. Rizzo, Esq. K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, WA 98104 Telephone: (206) 623-7580	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2022

$60,000,000

Bellevue Life Sciences Acquisition Corp.

6,000,000 Units

Bellevue Life Sciences Acquisition Corp., which we refer to as “we,” “us” or “our company” is a newly organized blank check company incorporated in Delaware and formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our “initial business combination.” We have not pre-selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus our search on companies in the healthcare industry.

This is an initial public offering of our securities. We are offering 6,000,000 units at an offering price of $10.00 per unit. Each unit consists of one share of our common stock, par value $0.0001, one warrant, and one right. Each warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus. Each warrant will become exercisable 30 days after the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption or liquidation. Each right entitles the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination, as described in more detail below. Each ten rights entitle the holder thereof to receive one share of common stock at the closing of a business combination. We will not issue fractional shares. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. We refer to rights as “rights” or “public rights”.

We have granted Chardan Capital Markets, LLC, the representative of the underwriters, a 45-day option to purchase up to an additional 900,000 units (over and above the 6,000,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our outstanding shares of common stock that were sold as part of the units in this offering with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable) divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our “public shares”.

We have 9 months to consummate our initial business combination or such later time period as may be approved by a majority of our stockholders voting on such extension. If we do not consummate our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public stockholders, by way of the redemption of their shares and thereafter cease all operations except for the purposes of winding up of our affairs, as further described herein. In such event, the warrants and rights will expire and be worthless.

Our sponsor, Bellevue Global Life Sciences Investors LLC, has agreed to purchase an aggregate of 390,000 placement units at a price of $10.00 per unit, which we refer to herein as “placement units,” for an aggregate purchase price of $3,900,000. In addition, our sponsor has advanced funds to us for the payment of expenses incurred in connection with this offering, which amount is evidenced by non-interest bearing promissory notes in the principal amount of $900,000. At the closing of this offering, the promissory notes will be deemed to be repaid and settled in connection with the private placement. Each placement unit will be identical to the units sold in this offering, except as described in the prospectus. The placement units will be sold in a private placement that will close simultaneously with the closing of this offering. Proceeds we receive from these purchases will be placed in the trust account and, together with the interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest released to us to pay dissolution expenses), shall not be released to us until the earlier of the completion of our initial business combination and our redemption of the shares of common stock sold in this offering upon our failure to consummate a business combination within the required period. We are not permitted to use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on us pursuant to any current, pending or future rules or laws, including without limitation any excise tax imposed under the Inflation Reduction Act of 2022 (the “IRA”) on any redemptions or stock buybacks by us.

Our sponsor purchased 1,437,500 shares, which we refer to herein as “founder shares” acquired from us for an aggregate purchase price of $25,000. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor. The founder shares include an aggregate of up to 225,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of our issued and outstanding common stock upon the consummation of this offering (excluding the placement shares).

There is presently no public market for our units, common stock, warrants or rights. We intend to apply to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “BLACU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. Once the securities comprising the units begin separate trading as described in this prospectus, the shares of common stock, warrants and rights will be traded on Nasdaq under the symbols “BLAC”, “BLACW”, and “BLACR,” respectively. We cannot assure you that our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 28 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)(2)	Proceeds, Before Expenses, to Us

Per unit	$10.00	$0.50	$9.50

Total	$60,000,000	$3,000,000	$57,000,000

(1)

$1,200,000, or $0.20 per unit, equal to 2.0% of the gross proceeds of this offering (or $1,380,000 if the underwriters’ over-allotment is exercised in full), is payable to the underwriters at the time of the offering in cash. In addition, our sponsor has agreed to transfer to the underwriters 30,000 shares of our common stock (or 34,500 shares if the underwriters’ over-allotment option is exercised in full), which will be placed in escrow until the consummation of an initial business combination. Such shares paid to the underwriters are referred to as the “equity participation shares.” If a business combination is not consummated, the equity participation shares will be returned to our sponsor. Notwithstanding the foregoing, for each unit purchased by investors that are sourced by our sponsor, the amount payable to the underwriters will be reduced to $0.125 per unit payable in cash. See “Underwriting” for further information.

(2)

Includes $1,800,000, or $0.30 per unit, equal to 3.0% of the gross proceeds of this offering (or up to $2,070,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters as deferred underwriting discounts and commissions from the funds to be placed in the trust account described below. Such funds will be released to the underwriters only upon consummation of an initial business combination, as described in this prospectus. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.

Upon consummation of the offering, $10.20 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company acting as trustee. Such amount includes $1,800,000, or $0.30 per unit (or $2,070,000 if the underwriters’ over-allotment option is exercised in full), payable to the underwriters as deferred underwriting discounts and commissions. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our redemption of the public shares upon our failure to consummate a business combination within the required period.

The underwriters are offering the units on a firm commitment basis. Chardan Capital Markets, LLC, acting as the representative of the underwriters, expects to deliver the units to purchasers on or about                 , 2022.

Sole Book-Running Manager

Chardan

            , 2022

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•	“BAM” are to Bellevue Asset Management AG, a Swiss asset management firm with global healthcare expertise and a business partner of BCM;

•	“BCM” are to Bellevue Capital Management LLC, an affiliate of certain of our officers and directors;

•	“BCM Europe” are to BCM Europe AG, a wholly-owned subsidiary of BCM;

•	“Chardan” are to Chardan Capital Markets, LLC, the representative of the underwriters in this offering;

•

“founder shares” are to the 1,725,000 shares of common stock held by our sponsor prior to this offering (including up to an aggregate of 225,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part);

•	“initial stockholders” are to our sponsor and any other holders of our common stock prior to this offering (or their permitted transferees);

•	“management” or our “management team” are to our officers and directors;

•	“placement shares” are to the shares of our common stock included within the placement units being purchased separately by our sponsor in the private placement;

•

“placement units” are to the units being purchased separately by our sponsor in the private placement, each placement unit consisting of one placement share, one placement warrant entitling the holder to purchase one share of common stock, and one placement right entitling the holder to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination;

•	“placement warrants” and “placement rights” are to the warrants and rights, respectively, included within the placement units being purchased separately by our sponsor in the private placement;

•

“private placement” are to the private placement of 390,000 units being purchased by our sponsor at a purchase price of $10.00 per unit for a total purchase price of 3.9 million which will occur with the completion of this offering;

•

“public rights” are to our rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market, including rights that may be acquired by our sponsor or its affiliates in this offering or thereafter in the open market) and to any placement rights sold as part of the placement units or rights issued upon conversion of working capital loans in each case that are sold to third parties that are not initial purchasers or executive officers or directors (or permitted transferees) following the consummation of our initial business combination;

•	“public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•

“public stockholders” are to the holders of our public shares, including our initial stockholders and management team to the extent our initial stockholders and/or members of our management team purchase public shares, provided that each initial stockholder’s and member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares;

•

“public warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market, including warrants that may be acquired by our sponsor or its affiliates in this offering or thereafter in the open market) and to any placement warrants sold as part of the placement units or warrants issued upon conversion of working capital loans in each case that are sold to third parties that are not initial purchasers or executive officers or directors (or permitted transferees) following the consummation of our initial business combination;

•

“rights” are to our rights, which includes the public rights as well as the placement rights to the extent they are no longer held by the initial purchasers of the placement units or their permitted transferees;

•	“sponsor” are to Bellevue Global Life Sciences Investors LLC, a Delaware limited liability company, which is an affiliate of certain of our officers and directors;

•

“warrants” are to our redeemable warrants, which includes the public warrants as well as the placement warrants to the extent they are no longer held by the initial purchasers of the placement units or their permitted transferees; and

•	“we,” “us,” “company” or “our company” are to Bellevue Life Sciences Acquisition Corp.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

We are a newly organized blank check company formed as a Delaware corporation on February 25, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not pre-selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an acquisition opportunity in any business industry or sector, we intend to capitalize on our management team’s differentiated ability to source, acquire and manage a business in the healthcare industry, more specifically in the biotechnology sector. Our management team has an extensive track record of creating value by acquiring emerging businesses at compelling valuations, by investing in growth while fostering financial discipline, and by improving financial results.

Our Founders, Sponsor, and Competitive Advantages

Our founding management team is led by Kuk Hyoun (Peter) Hwang, the Founding and Managing Partner of BCM; David J. Yoo, the Chief Financial Officer of BCM; and Jun Chul Whang, General Counsel and Partner of BCM. Our founding management team has decades of combined experience in healthcare investing and extensive experience in mergers and acquisitions, investment banking, and investment management including within the healthcare sector.

Additionally, Dr. Steven G. Reed, Dr. Rad Roberts, Dr. In Chul Chung, Mr. Hosun Euh, and Mr. Jin Whan Park have agreed to become members of our board of directors upon the closing of this offering. These independent directors bring decades of combined experience in building successful public and private healthcare businesses and we believe that they will be valuable resources to our management team in sourcing, identifying, and evaluating high quality targets for our business combination.

Members of our sponsor include the partners and employees of BCM, a Washington limited liability company that serves as an investment management and advisory group focused on the global healthcare sector, with subsidiaries based in the United States, South Korea, and Switzerland. The following chart illustrates BCM’s holding structure:

BCM was established in 2012 and provides strategic and financial advisory services to healthcare and biotech companies of all sizes, ranging from global corporations to venture backed businesses, with particular emphasis on Korean capital and healthcare markets. We will utilize the BCM platform to identify and to conduct due diligence on potential targets and to provide operational support to a future target during and after the initial business combination. BCM maintains an extensive network of relationships across industries and academia, as well as a business relationship with BAM, which we believe will provide us with a distinct advantage for sourcing opportunities and will ultimately create value for our stockholders. Furthermore, we believe that our relationship with BCM and its subsidiaries provides us with a unique competitive advantage in our search for an attractive target for our business combination.

We believe our strategy and structure give us advantages relative to other special purpose acquisition companies, including the following:

Differentiated Geographical Focus and Resources.

•

Activity in the Korean Healthcare and Capital Markets. We believe that our sponsor’s presence in the Korean market offers us a competitive advantage. BCM’s service model as an investment management firm provides South Korea’s institutional and retail investors with the opportunity to participate in global healthcare investments that BCM sources from its proprietary network of local and non-Korean investors, entrepreneurs, and academic researchers. BCM has employed this service delivery model as the sole South Korean advisor for BAM since 2013. Upon completion of this offering, we believe that BCM’s strong track record and expertise as a global healthcare investor will help us source and evaluate compelling business combination targets, and that we will be an attractive merger partner for promising private companies, particularly firms based in Korea, that are developing a pipeline of innovative biologics. We also believe that our offering will be of interest to South Korean institutional funds and retail investors who, to date, may have had limited access to such investment opportunities.

•

Investment Opportunity in South Korea. The South Korean capital markets have not been able to achieve meaningful diversification across geographic regions of global biotech investments while the investment portfolios of domestic investors have been heavily concentrated on domestic companies or assets. While this has been changing recently, we believe that there is a great opportunity in the Korean capital markets for additional biotech investment. Highly popular initial public offerings and aftermarket trading activities for local biopharmaceutical companies in Korea have begun to change the biotech investing landscape in Korea, including SK Biopharmaceuticals’ initial public offering in 2020, which raised approximately $755 million, followed by SK Bioscience, which raised $1.17 billion, making them some of Korea’s largest initial public offerings in the past three years. According to Korea Pharmaceutical and Bio-pharma Manufacturers Association, while South Korea accounts for only about 1.5% of the global market share as of 2021, the Korean Ministry of Small and Medium Sized Enterprises (“SMEs”) and Startups and the Korean Venture Capital Association have reported that in 2021 the country’s venture investment activities across all sectors have been achieving record highs, as measured by new venture capital fund formation, which marked a record high of KRW 7.7 trillion of total capital raised. Amidst this boom in venture investing, the Korean Venture Capital Association reports that domestic biotech startups have received the most attention from investors, accounting for 21.8% of total investments in 2021.

•

Our Sponsor’s Networks in the Seattle Region. While BCM consists of international subsidiaries operating across three different countries, it is headquartered in Seattle, Washington and thus is part of the local “biotech hub” ecosystem of the greater Seattle area. Members of our management team have developed relationships with may key institutions in the Seattle biotech hub, including but not limited to the University of Washington, the Washington Research Foundation and WRF Capital, and Life Sciences Washington. We believe that there is a disparity between the investment opportunities in the Seattle biotech hub and the amount of available local and global capital being invested into the sector and region. Despite having incubated leading biopharmaceutical companies such as Immunex, Seattle Genetics, Juno Therapeutics, NanoString Technologies, Alder Biopharmaceuticals, ZymoGenetics, Adaptive Biotechnology, Sana Biotechnology, Athira Pharma, and Silverback Therapeutics, while also hosting a number of large global biotech and pharmaceutical companies, including Bluebird Bio, Celgene, Gilead, Novo Nordisk, Bristol Myers Squibb, Roche Diagnostics, and Lundbeck, the region remains undervalued when compared to other major well-known and well-capitalized hubs such as Boston and San Francisco. According to the Pitchbook-NVCA Venture Monitor, the share of venture capital funding in the greater Seattle area accounted for approximately 2.42% of the total national investment in 2021. In comparison, the Seattle area each year received, on average over the 2016-2021 period, approximately 3.84% of the $38.11 billion allocated by the National Institute of Health (“NIH”) life sciences funding, according to data from the NIH RePORT database. In our view, this disparity between venture capital activity and public research funding illustrates an unmet opportunity for private investment in the Seattle biotech market.

Relationship with Bellevue Asset Management AG. In addition to our sponsor’s activity in the Korean market, we believe that the existing relationship between BAM and BCM has the potential to further enhance our ability to identify and evaluate business combination targets by providing access to BAM’s network of venture capital teams as they independently evaluate investments for the sole purpose of enhancing the value of their proprietary venture portfolio. Our alignment with BCM, and our ability to leverage BCM’s healthcare technical and financial management expertise, provides us with a unique and strong competitive advantage. BCM focuses on dynamic sectors that have tremendous potential to transform the healthcare industry, including biotechnology, specialty pharmaceuticals, medical devices, digital health, information technology, and healthcare services.

Entrepreneurial track records and business insights of our Board members. Our independent directors have extensive experience in clinical medicine, drug discovery and development as well as regulatory, operational, and management leadership within healthcare and finance. We believe that their breadth of experiences will bolster our ability to thoroughly evaluate prospective candidates and successfully execute our initial business combination. Following the completion of our initial transaction, to the extent that they may remain on the post-transaction company’s board or continue in an advisory role, we believe that our independent directors will benefit our target’s ongoing operations by providing counsel on potential further acquisitions, divestitures, corporate strategy, and human resources.

In summary, we believe that our unique ability to understand and access the Korean capital markets combined with our network to identify and invest in undervalued companies in Seattle’s biotech hub creates an opportunity to capture and create value for both a potential business combination targets and our investors.

Industry Opportunity

Advancements in biotechnology have provided new tools that enable improved cellular, biochemical, and molecular understanding of diseases and novel methods for new drug discovery and development, such as therapeutic antibodies. Successful commercialization in biotechnology has helped to provide medications to manage or cure diseases and improve and prolong the lives of many millions of affected patients. Continued innovation and progress of science and technology in this sector is leading to the development of novel medicines to address diseases that cannot be cured or sufficiently managed with currently available treatments and medicines.

According to EvaluatePharma’s 2021 World Preview report, worldwide sales estimates for prescription drugs (excluding generic drugs) in 2026 are set to be over USD $1.0 trillion with an estimated compounded annual growth rate (“CAGR”) of over 6.4% between 2021 and 2026. This growth is driven by a number of factors including life expectancy and the wealth of the world’s population, both of which are increasing in both developed and developing countries. Healthcare spending, as a percentage of GDP, is increasing, particularly in countries with the highest GDP and especially in elderly populations. Another driver is the relatively unhealthy lifestyles in the developed world, exemplified by the increase in obesity throughout the globe.

To fill pipelines, one strategy large pharmaceutical and biotech companies typically employ is to source products and development projects by licensing assets from and/or directly acquiring smaller biotech companies. According to the HBM New Drug Approval Report 2019, approximately 59% of FDA new drug approvals for the top 10 pharmaceutical companies in the period from 2014 to 2018 were externally originated, acquired through M&A and licensing deals. Also, in the period between 2009 and 2018, more than 50% of all new FDA approved drugs originated from smaller biotech or pharmaceutical companies, certain of which were ventured-backed.

In recent years, large strategic buyers have generally been spending more on licensing drugs and on acquiring earlier stage biotech companies with lead projects in preclinical and early/Phase 1 clinical stages. A similar trend towards earlier stage companies is seen in the IPO markets as well. Over the past decade, the public biotech market has further matured, allowing private companies to go public and to subsequently raise substantial follow-on equity and debt financing. Consequently, new mid-cap biotech companies have emerged and flourished, and now complement the large pharmaceutical industry as potential acquirers for emerging biotech companies.

Biologics, or therapeutic agents produced in living systems such as microorganisms, or plant or animal cells, include a wide variety of products such as recombinant therapeutic proteins (including antibodies), vaccines, blood and blood components, allergenics, somatic cells, gene therapy and tissues. Biological products often represent some of the most novel outcomes from biomedical research and, eventually, may offer the most effective means to treat a variety of medical illnesses and conditions that presently have limited or no other treatments available.

Biologics have certain advantages over chemically synthesized drugs including their higher development success rate and better competitive resistance to generic competition due to their more complex nature. Often these products target areas of highly unmet medical needs which, in conjunction with higher manufacturing costs, justifies their higher selling price. According to EvaluatePharma’s 2021 World Preview report estimates that the 10 best-selling drugs will generate a combined $127 billion in revenue in 2026. At the same time, we believe that a large part of the innovation in this space occurs in academic centers and emerging biotech companies, while larger pharmaceutical and biotech companies tend to outsource such innovation by licensing and acquisitions.

Concurrent with these developments, new drug formats and targets continue to emerge. In the days before biotechnology, the available medicines, with rare exceptions, were typically based on chemical compounds. The first biotech drugs were genetically engineered versions of human proteins and specific therapeutic antibodies, made and purified from cell cultures. Current more sophisticated approaches and novel technologies allow biotech research and companies to address target diseases with improvements of previous treatments and/or with completely new therapies that were not possible in the past due to limited technology and less sophisticated disease etiology.

Continued research helps to better inform the underlying molecular mechanism(s) of diseases while leading to the discovery of novel drug targets for treatments. These drug targets are often molecularly defined enzymes, cell surface receptors or signaling molecules which can be addressed with either novel chemical compounds or in many cases novel biologics. For example, the discovery of immune checkpoint proteins that prevent T cells from killing cancer cells has led to the development of a new class of therapeutic antibodies that block the interaction between the two cell surface receptors PD-1 and PD-L1. These antibodies, called checkpoint inhibitors, are currently revolutionizing the treatment in a number of all cancer indications and are a drug class with market value of $29.3 billion in 2020, according to research conducted by KBV Research. Many pharmaceutical companies today have internal development programs or look for acquisition candidates in the space of immuno-oncology to build on these novel treatments.

There remains a material unmet medical need in many disease indications where continued biotech-based research and development could eventually lead to better treatments, prevention of relapse or even to cures. Areas of interest for us include companies pursuing therapies to address many forms of cancer. We may also focus on targets pursuing therapies for diseases of the central nervous system, like Alzheimer’s disease, that cannot be, or are being only marginally, addressed with today’s medicines, and treatments often address symptoms rather than the underlying nature of the disease. Other areas we may focus on include inflammation and autoimmune diseases, infectious diseases, and the vast field of genetic disorder-based orphan diseases are indications.

Investment Criteria

We are focused on companies developing the next generation of biologics which include therapeutic antibodies, engineered protein and enzyme drugs, cellular therapies, engineered viruses and bacteria, and DNA- and RNA-modifying technologies, using advanced molecular biology and biochemistry. We will consider companies with pipeline programs in clinical “Proof-of-Concept” studies (often from Phase 1 to 2a) to develop novel medicines to address diseases which cannot yet be cured or sufficiently managed.

We seek to create stockholder value by leveraging our management’s and its advisors’ experience and network to efficiently guide an emerging biotech company towards clinical advancement of key assets in their pipeline while helping to secure licensing deals and partnerships with major pharmaceutical companies globally. Consistent with our strategy, we have established the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, from time-to-time, we may deviate from these criteria and guidelines should we see fit to do so:

•	Biopharmaceutical Company Poised for Rapid Growth

We intend primarily to seek the acquisition of one or more biotherapeutics companies in clinical stage development with a total equity value of greater than 5 to 6 times the amount of the proceeds of this offering. We believe that there are a substantial number of potential target businesses with appropriate valuations that can benefit from a public listing and new capital for growth to support business development and/or to advance clinical programs. We do not intend to acquire a preclinical stage company without human data.

•	Focus on Innovation

We expect to identify target companies that are typically cash flow negative as they are in the business of scientific research and clinical development. We expect that our list of potential targets will be comprised of companies focused on innovation that are poised to be disruptive in biologics with the potential to become a “game changer” once a drug candidate is approved and commercialized. A prospective target should either use an innovative technology platform or aim to address novel disease targets (or mechanisms) or both. Novel technology platforms will involve, in most cases, new biologic drug formats or significant improvements to existing ones. In some cases, this may also include improved screening platforms or other technologies that significantly facilitate the drug development process. Depending on their nature, novel targets can be addressed either with novel or with existing drug formats, including chemical compounds. We will deprioritize investments in companies that focus on generic or biosimilar versions of existing drugs.

•	Attractive Risk-Adjusted Equity Returns (Potential Upside Weighed Against Any Identified Downside Risks)

We intend to seek target companies that should offer attractive risk-adjusted equity returns for our stockholders. We intend to seek to acquire a target on terms and in a manner that leverages our experience. We expect to evaluate companies based on the potential to successfully achieve regulatory approval and to commercialize their product(s). We also expect to evaluate financial returns based on (i) risk-adjusted peak sales potential (ii) the overall market potential of pipeline products and/or the scientific platform(s) (iii) the ability to achieve systematic cost savings, (iv) the ability to accelerate growth via multiple shots on goal, and (v) the prospects for creating value through other value creation initiatives. Potential upside, for example, from the growth in the target business’ earnings or an improved capital structure, will be weighed against identified downside risks.

•	Opportunities to Unlock and Maximize Value from Underappreciated Situation

We will focus on target companies that exhibit unrecognized value or other characteristics that we believe have been misevaluated by the marketplace based on company-specific analyses and due diligence. For a potential target company, this process will include, among other things, a review and analysis of the company’s technology platform and/or licensed technologies, intellectual property (“IP”) position, preclinical and any clinical data, potential for operational improvements, manufacturing competitiveness, corporate governance, pharmaceutical partners or scientific collaborators, customers, material contracts, and industry needs and trends. We intend to leverage our team’s collective operational experience and disciplined investment approach to identify opportunities to unlock and maximize value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act.” Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test (which requires that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned in the trust account) at the time of our signing a definitive agreement in connection with our initial business combination). If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

Chardan has agreed, pursuant to a written letter agreement with us, not to convert any equity participation shares or public shares held by it into their pro rata share of the aggregate amount then on deposit in the trust account. In addition, Chardan has agreed (i) to vote its equity participation shares and any public shares it owns in favor of any proposed business combination and (ii) not to convert any shares (including the equity participation shares) in connection with a stockholder vote to approve, or sell their shares to us in any tender offer in connection with, a proposed initial business combination.

Our Business Combination Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize the expertise of our management team in evaluating operating projections, financial projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view and a majority of our disinterested independent directors approve such business combination.

Certain of our officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers have agreed not to become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $250 million as of the prior June 30th and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

Corporate Information

Our executive offices are located at 10900 NE 4th Street, Suite 2300, Bellevue, WA 98004 and 37 Gukjegeumyung-ro 2-gil, #2204, Yeongdeungpo-gu, Seoul, South Korea, and our telephone numbers are (425) 635-7700 and +82 2 7616051, respectively.

THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the specific risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 28 of this prospectus.

Securities offered

6,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock, one warrant entitling the holder to purchase one share of common stock, and one right entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. The warrants entitle the holder thereof to purchase shares of our common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus.

Listing of our securities and proposed symbols

We anticipate the units and the shares of common stock, the warrants and the rights, once they begin separate trading, will be listed on Nasdaq under the symbols “BLACU,” “BLAC,” “BLACW,” and “BLACR,” respectively.

Each of the shares of common stock, warrants and rights may trade separately on the 90th day after the date of this prospectus unless Chardan determines that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will Chardan allow separate trading of the shares of common stock, warrants and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

Once the shares of common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into its component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into separately trading shares of common stock, warrants and rights.

We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the

Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Chardan has allowed separate trading of the shares of common stock, warrants and rights prior to the 90th day after the date of this prospectus.

In connection with the completion of our initial business combination, we may, at our discretion, mandatorily separate all issued and outstanding units.

Units

Number issued and outstanding before this offering	0 units

Number to be issued and outstanding after this offering	6,390,000 units(1)

Shares of common stock

Number issued and outstanding before this offering	1,725,000 shares(2)

Number to be issued and outstanding after this offering	7,890,000 shares(3)

Warrants included as part of units

Number outstanding before this offering	0 warrants

Number to be issued and outstanding after this offering	6,390,000 warrants(4)

Rights included as part of units

Number outstanding before this offering	0 rights

Number to be issued and outstanding after this offering	6,390,000 rights(5)

(1)

Includes an aggregate of 390,000 placement units and assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be a total of 7,290,000 units issued and outstanding.

(2)	This number includes up to 225,000 shares of common stock held by our sponsor that are subject to forfeiture if the over-allotment option is not fully exercised by the underwriters in full.
(3)

Assumes the over-allotment option has not been exercised and an aggregate of 225,000 shares of common stock held by our sponsor have been forfeited. If the over-allotment option is exercised in full, there will be a total of 9,015,000 shares of common stock issued and outstanding, including an aggregate of 390,000 placement shares.

(4)

Includes an aggregate of 390,000 placement warrants and assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be a total of 7,290,000 warrants issued and outstanding.

(5)

Includes an aggregate of 390,000 placement rights and assumes the over-allotment option has not been exercised. If the over-allotment option is exercised in full, there will be a total of 7,290,000 rights issued and outstanding.

Exercisability of Warrants	Each warrant entitles the holder thereof to purchase one share of our common stock.

Exercise price	$11.50 per share.

If (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination, or the market value, is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the market value, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the market value.

Exercise period

The warrants will become exercisable 30 days after the consummation of an initial business combination. The warrants will expire at 5:00 p.m., Eastern time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation.

Redemption	We may redeem the outstanding warrants, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of our common stock equals or exceeds $16.50 per share (as-adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrantholder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $16.50 trigger price, as well as the $11.50 warrant exercise price after the redemption notice is issued.

The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, it is our expectation that the redemption would not cause the share price to drop below the exercise price of the warrants; however, we cannot provide any assurance regarding the future trading price of our securities.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering warrants exercisable for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Terms of Rights

Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-tenth (1/10) of a share of common stock upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Offering proceeds to be held in trust

$10.20 per public unit sold in this offering will be placed in a trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The aggregate amount deposited in trust will be $61,200,000 (or $70,380,000 if the over-allotment option is exercised in full), consisting of 100% of the net proceeds of this offering after deduction of the underwriting commission at a price equal to the $10.00 per unit price for the units sold in this offering (regardless of whether or not the over-allotment option is exercised in full or part) and proceeds from the sale of the placement units.

These proceeds to be placed in the trust account include $1,800,000 (or $2,070,000 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting discounts.

Except as set forth below, the proceeds in the trust account will not be released until the earlier of: (1) the completion of an initial business combination within the required time period and (2) our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account of approximately $390,000 ($30,000 if the over-allotment option is exercised in full); provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into additional placement units at a conversion price of $10.00 per unit. Such placement units will be identical to the units issued in this offering, except as described in this prospectus. Our stockholders have approved the issuance of the placement units (and underlying securities) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

Limited payments to insiders

Prior to the consummation of a business combination, there will be no fees, reimbursements or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

•	payment of $7,500 per month to an affiliate of our sponsor for office space and related services, subject to deferral as described herein;

•

repayment of loans which may be made by our insiders, officers, directors or any of its or their affiliates to finance transaction costs in connection with an initial business combination, the terms of which have not been determined;

•

repayment of a promissory note of $3,400,000 between our sponsor and BCM Europe which promissory note is convertible at the election of either our sponsor or BCM Europe into 680,000 shares of Common Stock held by our sponsor on or after the commencement of this offering (which will not result in any additional dilution or issuance of additional shares by the Company);

•

reimbursement of out-of-pocket expenses incurred by insiders, officers, directors or any of their affiliates in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

•

repayments upon consummation of our initial business combination of any loans which may be made by our initial stockholders or their affiliates or our officers and directors to finance transaction costs in connection with an intended initial business combination;

•

there is no limit on the amount of out of pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account available to us, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval; and

•

payments to BCM and/or any of its affiliates, partners or employees, for a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination. The amount of any fee we pay to BCM and/or any of its affiliates, partners or employees will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

Potential revisions to agreements with insiders

We could seek to amend certain agreements made by our management team disclosed in this prospectus without the approval of stockholders, although we have no intention to do so. For example, restrictions on our executives relating to the voting of securities owned by them, the agreement of our management team to remain with us until the closing of a business combination, the obligation of our management team to not propose certain changes to our organizational documents or the obligation of the management team and its affiliates to not receive any compensation in connection with a business combination could be modified without obtaining stockholder approval. Although stockholders would not be given the opportunity to redeem their shares in connection with such changes, in no event would we be able to modify the redemption or liquidation rights of our stockholders without permitting our stockholders the right to redeem their shares in connection with any such change. We will not agree to any such changes unless we believed that such changes were in the best interests of our stockholders (for example, if such a modification were necessary to complete a business combination).

Stockholder approval of, or tender offer in connection with, initial business combination

We have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. In connection with any proposed initial business combination, we will either (1) seek stockholder approval of such initial business combination at a meeting called for such purpose at which public stockholders may seek to convert their public shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable) or (2) provide our public stockholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our initial stockholders and Chardan have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each public stockholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. If enough stockholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001, we will not consummate such initial business combination. The decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction or whether the terms of the transaction would otherwise require us to seek stockholder approval. If we provide stockholders with the opportunity to sell their shares to us by means of a tender offer, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. If we seek stockholder approval of our initial business combination, we will consummate the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Our initial stockholders and Chardan have agreed (A) to vote their founder shares, placement shares, equity participation shares and any public shares purchased in or after this offering in favor of any proposed business combination, (B) not to propose, or vote their founder shares, placement shares, equity participation shares and any public shares purchased in or after this offering in favor of, prior to and unrelated to an initial business combination, a resolution that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 9 months unless we provide public stockholders an opportunity to redeem their public shares in conjunction with any such extension, (C) not to convert their founder shares, placement shares, equity participation shares and any public shares purchased in or after this offering into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in a tender offer in connection with our proposed initial business combination, and (D) that the founder shares and placement shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. None of our initial stockholders or their affiliates has indicated any intention to purchase public units in this offering or any units or shares of common stock in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our initial stockholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to increase the likelihood of closing our initial business combination. Our initial stockholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Notwithstanding the foregoing, our officers, directors, initial stockholders and their affiliates will not make purchases of shares of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock or purchasing shares when the buyer is in possession of material non-public information about the company.

Conditions to completing our initial business combination

We have agreed not to enter into a definitive agreement regarding an initial business combination without the prior written consent of our sponsor. Further, there is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriters’ fees and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If we are no longer listed on Nasdaq, we will not be required to satisfy the 80% test.

If our board is not able to independently determine the fair market value of the target business or businesses, we may obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business. We will complete our initial business combination only if the post transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test, provided that in the event that the business combination involves more than one target business, the 80% test will be based on the aggregate value of all of the target businesses.

Conversion rights

In connection with any stockholder meeting called to approve a proposed initial business combination, each public stockholder will have the right, regardless of whether he, she or it is voting for or against such proposed business combination, to demand that we convert his, her or its public shares into a pro rata share of the trust account upon consummation of the business combination.

We may require public stockholders wishing to exercise conversion rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to convert to our transfer agent or to deliver the shares they are seeking to convert to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise conversion rights. This is because a holder would need to deliver shares to exercise conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders to deliver their shares prior to the vote on the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to stockholders. The conversion rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Under Delaware law, we may be required to give a minimum of only ten days’ notice for each general meeting. As a result, if we require public stockholders who wish to convert their shares of common stock into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain our securities when they otherwise would not want to.

If we require public stockholders who wish to convert their shares of common stock to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, we will promptly return such certificates to the tendering public stockholders.

Release of funds in trust account upon closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights as described above under “— Conversion rights”, to pay all or a portion of the consideration payable to the target or targets or owners of the target or targets of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Liquidation if no business combination

If we are unable to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding public shares (including any public units in this offering or any public units or shares that our initial stockholders or their affiliates purchased in this offering or later acquired in the open market or in private transactions), which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably practicable following such redemption, subject to the approval of our remaining holders of common stock and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.

In connection with our redemption of 100% of our outstanding public shares for a portion of the funds held in the trust account, each holder will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not necessary to pay our taxes payable on such funds, and minus up to $100,000 of interest to pay dissolution expenses. Holders of warrants and rights will receive no proceeds in connection with the liquidation with respect to such warrants and rights, which will expire worthless.

We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.

The holders of the founder shares and placement shares will not participate in any redemption distribution with respect to their founder shares and placement shares, but may have any public shares redeemed upon liquidation.

If we do not complete our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.20. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, the actual per-share redemption price may be less than approximately $10.20. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses. We currently do not anticipate that such funds will be insufficient.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable), nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

In the event an excise tax and/or any other similar fees or taxes in nature are levied or imposed on us pursuant to any current, pending or future rule(s) or law(s), including without limitation any excise tax imposed under the Inflation Reduction Act of 2022 in relation to a redemption of securities as described in the registration statement or otherwise, and such tax or fee has not been paid by us to the applicable regulatory authority on or prior to the due date for such a tax or fee, our sponsor agrees to promptly (but in any event sufficiently prior to the due date for such tax or fee to assure timely payment thereof) either directly pay such tax or fee on behalf of us or advance to us such funds as necessary and appropriate to allow us to pay such tax or fee timely. Our sponsor agrees not to seek recourse for such expenses from the trust account.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks summarized below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 9 months before receiving distributions from the trust account.

•

We may not be able to consummate an initial business combination within 9 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.20 per share, or less than such amount in certain circumstances and our warrants and rights will expire worthless.

•

We are currently experiencing a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

•

If the net proceeds of this offering and the sale of the placement units not being held in the trust account are insufficient to allow us to operate for the 9 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, officers and directors or their affiliates or members of our management team to fund our search and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•	We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

•

If we seek stockholder approval of our initial business combination, our sponsor, officers and directors and Chardan have agreed to vote in favor of such initial business combination, regardless of how our other public stockholders vote.

•

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the initial business combination.

•

The ability of our public stockholders to redeem their shares for cash may make our financial condition less attractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.

•

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

•

The requirement that we complete our initial business combination within 9 months after the closing of this offering may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

•

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our common stock.

•

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

•

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to pay our tax obligations and to complete a business combination.

•

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to research a large number of potential target businesses or to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants and rights will expire worthless.

•

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, warrants or rights, potentially at a loss.

•

The excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

•	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

RISKS

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors” beginning on page 28 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2022
Balance Sheet Data:	Actual	As Adjusted
Working capital (deficiency)(1)	$(988,226)	$386,766
Total assets(2)	$1,059,166	$61,586,766
Total liabilities(3)	$1,062,400	$1,800,000
Value of common stock subject to possible redemption	$—	$51,154,045
Stockholders’ equity (deficiency)(4)	$(3,234)	$8,632,720

(1)	The “as adjusted” calculation includes $390,000 in cash held outside the trust account, plus $(3,234) of actual stockholder’s equity as of June 30, 2022.
(2)

The “as adjusted” calculation includes $61,200,000 cash held in trust from the proceeds of this offering and the placement units, plus $390,000 in cash held outside the trust account, plus $(3,234) of actual stockholder’s equity as of June 30, 2022.

(3)	The “as adjusted” calculation includes $1,800,000 of deferred underwriting commissions.
(4)

Excludes 5,115,404 shares of common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

If no business combination is completed within 9 months from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest released to us to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination within such time period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Associated with Our Business Operations and Our Search for, and Consummation of or Inability to Consummate, a Business Combination

If we are unable to consummate our initial business combination, our public stockholders may be forced to wait more than 9 months before receiving distributions from the trust account.

We will have 9 months from the closing of this offering to consummate our initial business combination or such later time as may be approved by a majority of our stockholders voting on such extension. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to convert their shares. Only after the expiration of this full time period will holders of our common stock be entitled to distributions from the trust account if we are unable to complete our initial business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate your investment, public security holders may be forced to sell their public shares, potentially at a loss.

We may not be able to consummate an initial business combination within 9 months after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.20 per share, or less than such amount in certain circumstances, and our warrants and rights will expire worthless.

Our amended and restated certificate of incorporation provides that we must complete our initial business combination within 9 months from the closing of this offering or such later time as may be approved by a majority of our stockholders voting on such extension. We may not be able to find a suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.20 per share, and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

We are currently experiencing a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business. Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system, expansive ban on imports and exports of products to and from Russia and ban on exportation of U.S. denominated banknotes to Russia or persons located there. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds. Any of the abovementioned factors could affect our ability to search for a target and consummate a business combination. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus.

If the net proceeds of this offering and the sale of the placement units not being held in the trust account are insufficient to allow us to operate for the 9 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, officers and directors or their affiliates or members of our management team to fund our search and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the placement units, only approximately $390,000 will be available to us initially outside the trust account to pay offering expenses and to fund our working capital requirements ($30,000 if the over-allotment option is exercised in full). In the event that our offering expenses exceed our estimate of $1,110,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $1,110,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,000,000 of any such loans may be convertible into additional placement units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. These units would be identical to the placement units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our initial stockholders, officers and directors or their affiliates, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities. Consequently, our public stockholders may only receive approximately $10.20 per share on our redemption of our public shares, and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “ — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

On June 30, 2022, we had cash of $74,174 and a working capital deficit of $988,226. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination unless the initial business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other legal reasons. Except as required by law, the decision as to whether we will seek stockholder approval of a proposed initial business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the initial business combination we complete. Please see the section of this prospectus entitled “Proposed Business — Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our sponsor, officers and directors and Chardan have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares and placement shares, as well as any public shares purchased during or after this offering (including in open market and privately negotiated transactions), in favor of our initial business combination. In addition, Chardan has agreed to vote all equity participation shares as well as any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, placement shares and equity participation shares held by Chardan, we would need only 2,055,001 or approximately 34.3%, of the 6,000,000 remaining shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted and further assuming that the underwriter’s over-allotment option is not exercised) in order to have our initial business combination approved. Our initial stockholders and Chardan will own shares representing approximately 24.0% of our outstanding shares of common stock immediately following the completion of this offering and the private placement (assuming that the underwriter’s over-allotment option is not exercised). Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our initial stockholders and Chardan to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete an initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the initial business combination, unless we seek such stockholder vote. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition less attractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.

We may seek to enter into an initial business combination agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we might not be able to meet such closing condition and, as a result, would not be able to proceed with the initial business combination. Furthermore, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition, each as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination with us.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within 9 months after the closing of this offering may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within 9 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares or warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or warrants in such transactions.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to increase the likelihood of closing the initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants or rights could be to reduce the number of warrants or rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. To the extent that any such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

In addition, if such purchases are made, the public “float” common stock or warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect our ability to negotiate and complete our initial business combination and may increase the costs and time related thereto.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to pay our tax obligations and to complete a business combination.

Of the net proceeds of this offering and the private placement, no more than $390,000 will be available to us initially outside the trust account to pay offering expenses and to fund our working capital requirements ($30,000 if the over-allotment option is exercised in full). We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations that we may owe. The funds held in trust will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. While we are entitled to have released to us for such purpose certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to pay our taxes which would reduce the amount of funds available to structure, negotiate or close a business combination. In such event, we would need to obtain additional funds from our existing stockholder or another source or be forced to liquidate. Our existing stockholder is under no obligation to advance such funds in such circumstances.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to research a large number of potential target businesses or to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants and rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Our limited resources may also limit the number of potential targeted businesses we are able to research and we may depend on third-party information, such as reports from academic conferences and industry seminars, as well as leverage our long-term relationship with BAM’s venture capital teams, in order to selectively identify target businesses to contact directly and research further. Furthermore, because we are obligated to pay cash for the shares of common stock which our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share upon our liquidation. See “ — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

Our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and other events, and the status of debt and equity markets.

The COVID-19 pandemic has adversely affected, and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) could adversely affect, the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, if concerns relating to COVID-19 continue to restrict travel and limit the ability to have meetings with potential investors or the target company’s personnel, our ability to conduct due diligence over a large number of target companies may be inhibited and ultimately prevent us from successfully consummating an initial business combination. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases), including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

Past performance by our management team or sponsor and their respective affiliates may not be indicative of future performance of an investment in us.

Past performance by our management team or sponsor and their affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or our sponsor’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. Other than our Chief Financial Officer, David J. Yoo, who has prior experience with special purpose acquisition companies, none of our officers or directors have had experience with blank check companies or special purpose acquisition companies in the past.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination. Accordingly, any stockholders who choose to remain stockholders following the initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination constituted an actionable material misstatement or omission.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination.

This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors, or at all.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may engage our underwriter or one of its respective affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive deferred commissions that will released from the trust only on a completion of an initial business combination. These financial incentives may cause it to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay our underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriter is also entitled to receive deferred commissions that are conditioned on the completion of an initial business combination. The underwriter’s or its affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

The grant of registration rights to our initial stockholders and others may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the placement warrants, the placement rights, the shares of common stock issuable upon exercise of the placement warrants, the shares of common stock included in the placement units, and the shares of common stock underlying the placement rights. Additionally, holders of units that may be issued upon conversion of working capital loans can demand that we register the warrants and rights included in such units, the shares of common stock issuable upon exercise of such warrants, the shares of common stock included in such units, and the shares of common stock underlying such rights. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders or holders of working capital loans or their respective permitted transferees are registered.

We may seek business combination opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

Although we intend to focus on identifying healthcare biotechnology companies, we will consider an initial business combination outside of our management’s area of expertise if an initial business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company or we are unable to identify a suitable candidate in this sector after having expanded a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “ — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

We are likely to seek business combination opportunities with a company within the biotechnology industry, which companies typically lack an established record of revenue, cash flow or earnings and therefore are valued based on certain assumptions and expectations that may not prove to be accurate and subject us to risks such as volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

Most of the acquisition candidates that we intend to evaluate will be companies within the biotechnology industry and many may not have any approved products or revenues. These companies typically lack an established record of revenues or earnings, meaning that the valuation of such business may not be able to be derived from conventional cash flow methods for profitable business. Instead, valuations may be based on assumptions or expectations relating to such companies’ product candidates in development and future clinical and sales milestones, which may never be realized or achieved fully, or at all, given the possibility of failure of the product candidates in clinical trials or their failure to obtain regulatory approval, or their obsolescence due to a competitor’s invention or other substitute. As a result, the valuation that we assign to a target business may be inaccurate. Additionally, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

There are risks related to the healthcare and biotechnology industry to which we may be subject.

Business combinations with companies with operations in the healthcare and biotechnology industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the healthcare industry, we will be subject to, and possibly adversely affected by, the following risks, including but not limited to:

•	Clinical studies of our pipeline programs may not present data which is satisfactory for regulatory approval for such programs.

•	Out-licensed technology or product can be returned by licensee, thereby cancelling a part or all of the licensing terms including financial compensation and/or revenue sharing agreements.

•	Competition could reduce profit margins.

•	Our inability to comply with governmental regulations affecting the healthcare industry could negatively affect our operations.

•	An inability to license or enforce intellectual property rights on which our business may depend.

•	The success of our planned business following consummation of our initial business combination may depend on maintaining a well-secured business and technology infrastructure.

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If we are required to obtain governmental approval of our products, the production of our products could be delayed and we could be required to engage in a lengthy and expensive approval process that may not ultimately be successful.

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Continuing government and private efforts to contain healthcare costs, including through the implementation of legal and regulatory changes, may reduce our future revenue and our profitability following such business combination.

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Changes in the healthcare related wellness industry and markets for such products affecting our customers or retailing practices could negatively impact customer relationships and our results of operations.

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The healthcare industry is susceptible to significant liability exposure. If liability claims are brought against us following a business combination, it could materially adversely affect our operations.

•	Dependence of our operations upon third-party suppliers, manufacturers or contractors whose failure to perform adequately could disrupt our business.

•	The Affordable Care Act, possible changes to it or its repeal, and how it is implemented could negatively impact our business.

•	A disruption in supply could adversely impact our business.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the healthcare industry. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), and ultimately prohibited.

Our sponsor, Bellevue Global Life Sciences Investors LLC, is controlled by and has substantial ties with non-U.S. persons who are nationals of South Korea. Our sponsor will own approximately 23.6% of our outstanding shares at the closing of this offering. CFIUS is an interagency committee chaired by the U.S. Department of the Treasury that is authorized to review certain “covered transactions,” which include direct and indirect control acquisitions of and certain non-control investments in U.S. businesses by foreign persons, in order to determine whether such covered transactions threaten to impair the national security of the United States. If CFIUS determines that a covered transaction threatens to impair U.S. national security, it has the authority to undertake mitigation measures including recommending that the President prohibit the transaction or require divestment by the foreign person if the transaction has been completed. The potential for CFIUS review of a covered transaction depends on a number of factors including the nature and structure of the transaction, the operations of the U.S. business including whether the business is a “TID U.S. business” as defined in 31 C.F.R. § 800.248, and the foreign persons involved in the transaction including their nationality, intermediate and ultimate shareholders, and operations elsewhere globally. CFIUS has the discretion to initiate review of a covered transaction. Parties to a covered transaction may submit a notice voluntarily to CFIUS to request clearance, which is a safe harbor against future review. Certain covered transactions involving a TID U.S. business, however, are subject to a mandatory notice requirement.

Because we may be considered a foreign person, under CFIUS regulations, an initial proposed business combination may fall within the scope of a covered transaction and be subject to CFIUS review jurisdiction. If so, we may be required to make a mandatory filing or, if no mandatory filing is required, we may decide to submit a voluntary notice to CFIUS or proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination, or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The potential impact of CFIUS may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies that do not have similar foreign ownership issues.

Moreover, the process of review by CFIUS may be lengthy. Because we have only a limited time to complete our initial business combination (9 months or such later time period as may be approved by a majority of our stockholders voting on such extension), our failure to obtain required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive $10.20 per share initially, and our warrants and rights would expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we employ after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, the officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an initial business combination candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an initial business combination candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our units, shares, warrants and rights.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management — Directors and Officers.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, although our officers may not become an officer or director of, any other special purpose acquisition companies with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties.

Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, as well as potential collaboration with BAM’s venture capital team, in identifying potential target companies, we may decide to acquire one or more businesses affiliated with our sponsor, officers or directors. Our directors also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in the section of this prospectus entitled “Proposed Business — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, regarding the fairness to our stockholders from a financial point of view of an initial business combination with one or more businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On July 30, 2020, our sponsor purchased an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor, as described in greater detail in “Description of Securities — Founder Shares, BCM Europe Note and Placement Units. Up to 225,000 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares after this offering (excluding the placement shares). If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders (including the equity participation shares transferred to the underwriters) at 20% of our issued and outstanding shares of common stock outstanding upon the consummation of this offering (excluding the placement shares). The founder shares will be worthless if we do not complete an initial business combination. Our sponsor has agreed to purchase an aggregate of 390,000 placement units at a price of $10.00 per unit, for an aggregate purchase price of $3,900,000. Each placement unit consists of one share of common stock, one warrant entitling the holder to purchase one share of common stock, and one right entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. The warrants are exercisable for shares of common stock at a price of $11.50 per whole share. These securities will also be worthless if we do not complete an initial business combination. Holders of founder shares and placement units have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) not to redeem any founder shares or placement shares in connection with a stockholder vote to approve a proposed initial business combination. In addition, we may obtain loans from our initial stockholders, officers and directors or their affiliates. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

If we are unable to consummate a business combination, any loans made by our sponsor or its affiliates may not be repaid, resulting in a potential conflict of interest in determining whether a potential transaction is in our stockholders’ best interest.

In order to meet our working capital needs following the consummation of this offering, our sponsor and its affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The loans would be non-interest bearing and would be payable at the consummation of a business combination. If we fail to consummate a business combination within the required time period, the loans may not be repaid. Consequently, our sponsor and its affiliates may have a conflict of interest in determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the placement units, which will cause us to be solely dependent on a single business which may have a limited number of services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

Of the net proceeds from this offering and the proceeds from the sale of the placement units, $61,200,000 (or $70,380,000 if the underwriters’ over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses (which includes up to $1,800,000 (or up to $2,070,000 if the underwriters’ over-allotment option is exercised in full payable to the underwriters as deferred underwriting discounts and commissions)).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with already public companies or a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our initial business combination strategy, we may seek to effectuate our initial business combination with already public companies or a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure an initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target, but intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement units. As a result, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, the amount of additional financing we may be required to obtain could increase as a result of future growth capital needs for any particular transaction, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination and/or the terms of negotiated transactions to purchase shares in connection with our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account and our warrants and rights will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or initial stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.20 per share on the liquidation of our trust account, and our warrants and rights will expire worthless. Furthermore, as described in the risk factor entitled “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share,” under certain circumstances our public stockholders may receive less than $10.20 per share upon the liquidation of the trust account.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Risks Related to Our Securities

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business — Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination — Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares, warrants or rights, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants or rights will not have any right to the proceeds held in the trust account with respect to the warrants or rights, respectively. Accordingly, to liquidate your investment, you may be forced to sell your public shares, warrants or rights, potentially at a loss.

The excise tax included in the Inflation Reduction Act of 2022 may decrease the value of our securities following our initial business combination, hinder our ability to consummate an initial business combination, and decrease the amount of funds available for distribution in connection with a liquidation.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on the fair market value of stock repurchased by a domestic corporation beginning in 2023, with certain exceptions (the “Excise Tax”). Because we are a Delaware corporation and our securities will trade on Nasdaq following the date of this prospectus, we will be a “covered corporation” within the meaning of the Inflation Reduction Act following this offering, and while not free from doubt, it is possible that the Excise Tax will apply to any redemptions of our common stock after December 31, 2022, including redemptions in connection with an initial business combination, unless an exemption is available. Consequently, the value of your investment in our securities may decrease as a result of the Excise Tax. In addition, the Excise Tax may make a transaction with us less appealing to potential business combination targets, and thus, potentially hinder our ability to enter into and consummate an initial business combination Further, the application of the Excise Tax in the event of a liquidation is uncertain absent further guidance. Nonetheless, we are not permitted to use the proceeds placed in the trust account and the interests earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on us pursuant to any current, pending or future rules or laws, including without limitation any excise tax due imposed under the IRA on any redemptions or stock buybacks by us.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the shares of our common stock, warrants and rights are eligible to trade separately, we anticipate that the shares of our common stock, warrants and rights will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock, warrants and rights will be listed on Nasdaq, our units, common stock, warrants and rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable while the securities of companies subject to Rule 419 would not be immediately tradable. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our common stock, you will lose the ability to redeem all such shares in excess of 15% of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

If the net proceeds of this offering and the sale of the placement units not being held in the trust account are insufficient to allow us to operate for at least the next 9 months, we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.20 per share, or less than such amount in certain circumstances, and our warrants and rights will expire worthless.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 9 months, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 9 months; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. WithumSmith+Brown, PC, our independent registered public accounting firm, and Chardan, the representative of the underwriters in the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.20 per share initially held in the trust account, due to claims of such creditors. Pursuant to a letter agreement, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.20 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.20 per share.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 9 months from the closing of this offering may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 9th month from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 9 months from the closing of this offering is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

If you exercise your warrants on a “cashless basis,” you will receive fewer shares of common stock from such exercise than if you were to exercise such warrants for cash.

There are circumstances in which the exercise of the warrants may be made on a cashless basis. If we call the warrants for redemption, our management will have the option to require all holders that wish to exercise warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the warrant exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” is the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of common stock from such exercise than if you were to exercise such warrants for cash.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us or the warrant agent arising out of or relating in any way to the warrant agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that each of us irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We and the warrant agent will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York, which we refer to as a foreign action, in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, which we refer to as an enforcement action, and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

The choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and/or the warrant agent, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. We note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Holders of rights will not have redemption rights.

If we are unable to complete an initial business combination within the required time period and we redeem the funds held in the trust account, the rights will expire and holders will not receive any of the amounts held in the trust account in exchange for such rights.

We have no obligation to net cash settle the rights.

In no event will we have any obligation to net cash settle the rights. Accordingly, the rights may expire worthless.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us or the rights agent arising out of or relating in any way to the rights agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that each of us irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We and the rights agent will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York, which we refer to as a foreign action, in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, which we refer to as an enforcement action, and (y) having service of process made upon such rights holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such rights holder.

The choice-of-forum provision may limit a rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and/or the rights agent, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. We note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We will seek to complete an initial business combination with companies in the healthcare and biotechnology industry but may also pursue other business combination opportunities, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We are not required to obtain a fairness opinion and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 92,110,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance, which amount does not take into account the shares of common stock reserved for issuance upon exercise of outstanding warrants or shares of common stock issuable to rights holders upon consummation of an initial business combination. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding.

We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation will provide that we may not issue securities that can vote with common stockholders on matters related to our pre-initial business combination activity). However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with the approval of our stockholders. However, our executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

The issuance of additional shares of common or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, common stock, warrants and/or rights.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants and rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants and rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.20 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.20 per share” and other risk factors below.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our units, shares, warrants and rights.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other disadvantages compared to our competitors who have less debt.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our public stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements and rights agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that our stockholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments, including their warrant agreements and rights agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated certificate of incorporation will require the approval of holders of 65% of our common stock, and amending our warrant agreement or rights agreement will require a vote of holders of at least a majority of the warrants or rights, respectively (which may include warrants or rights, as applicable, acquired by our sponsor or its affiliates in this offering or thereafter in the open market). In addition, our amended and restated certificate of incorporation requires us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity.

To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre- initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants and rights into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein and including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation. Our initial stockholders, who will collectively beneficially own approximately 23.6% of our common stock upon the closing of this offering (including the placement shares and assuming they do not purchase any units in this offering and assuming that the underwriter’s over-allotment option is not exercised), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares. These agreements are contained in a letter agreement that we have entered into with our sponsor, officers and directors. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers or directors for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own shares representing approximately 23.6% of our issued and outstanding shares of common stock (including the placement shares and assuming they do not purchase any units in this offering and assuming that the underwriter’s over-allotment option is not exercised). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. Our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination.

Our sponsor paid an aggregate of $25,000 for the founder shares, or approximately $0.017 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant or right included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants or rights included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 62.5% (or $5.68 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $3.41 and the initial offering price of $9.09 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our common stock.

Our sponsor paid an aggregate of $25,000 for the founder shares, or approximately $0.017 per founder share. In addition, we may pay BCM and/or any of its affiliates, partners or employees a fee for financial advisory services in connection with our initial business combination. As a result, our sponsor, its affiliates and our management team stand to make a substantial profit even if an initial business combination subsequently declines in value or is unprofitable for our public stockholders, and may have an incentive to recommend such an initial business combination to our stockholders.

As a result of the low acquisition cost of our founder shares, our sponsor, its affiliates and our management team could make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public stockholders. In addition, we may pay BCM and/or any of its affiliates, partners or employees a fee for financial advisory services in connection with our initial business combination. Thus, such parties may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their founder shares, or if such a fee were not potentially payable.

Unlike many other similarly structured blank check companies, our initial stockholders will receive additional shares of common stock if we issue shares to consummate an initial business combination.

In the case that additional shares of common stock, or equity-linked securities convertible or exercisable for common stock, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders (including equity participation shares transferred to the underwriters) at 20.0% of the total number of all outstanding shares of common stock upon completion of the initial business combination, excluding the placement shares and any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and any private placement-equivalent warrants and rights issued to our sponsor or its affiliates upon conversion of loans made to us. This is different from most other similarly structured blank check companies in which the initial stockholder will only be issued an aggregate of 20.0% of the total number of shares to be outstanding prior to the initial business combination. Additionally, the aforementioned adjustment will not take into account any shares of common stock redeemed in connection with the business combination. Accordingly, the holders of the founder shares could receive additional shares of common stock even if the additional shares of common stock, or equity-linked securities convertible or exercisable for common stock, are issued or deemed issued solely to replace those shares that were redeemed in connection with the business combination. The foregoing may make it more difficult and expensive for us to consummate an initial business combination.

We may amend the terms of the warrants in a manner that may be adverse to holders of warrants with the approval by the holders of at least a majority of the then outstanding warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants (which may include warrants acquired by our sponsor or its affiliates in this offering or thereafter in the open market). Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may amend the terms of the rights in a manner that may be adverse to holders of rights with the approval by the holders of at least a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding rights (which may include rights acquired by our sponsor or its affiliates in this offering or thereafter in the open market) to make any change that adversely affects the interests of the registered holders of rights. Accordingly, we may amend the terms of the rights in a manner adverse to a holder if holders of at least a majority of the then outstanding rights (which may include rights acquired by our sponsor or its affiliates in this offering or thereafter in the open market) approve of such amendment.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

The nominal purchase price paid by our sponsor for the founder shares, placement shares and shares underlying the placement rights may significantly dilute the implied value of the public shares in the event we consummate an initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

While we are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.20 per public share, implying an initial value of $10.20 per public share, our sponsor paid only a nominal aggregate purchase price of $25,000 for the founder shares and an aggregate purchase price of $3,900,000 for the placement units, or approximately $2.03 per share issued to the sponsor. As a result, the value of your public shares may be significantly diluted in the event we consummate an initial business combination. For example, the following table shows the public shareholders’ and sponsor’s investment per share and how that compares to the implied value of one of our shares upon the consummation of our initial business combination if at that time we were valued at $59,400,000, which is the amount we would have for our initial business combination in the trust account after payment of $1,800,000 of deferred underwriting commissions, assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, no public shares are redeemed in connection with our initial business combination and each of the rights are exercised, and the underlying shares are issued, in connection with the initial business combination. At such valuation, each of our ordinary shares would have an implied value of $6.96 per share, which is a 31.8% decrease as compared to the initial implied value per public share of $10.20.

Public shares	6,000,000
Shares underlying public rights	600,000
Placement shares included in the placement units	390,000
Share underlying the placement rights	39,000
Founder shares(1)	1,500,000
Total shares	8,529,000
Total funds in trust available for initial business combination (after payment of deferred underwriting commissions)(2)	$59,400,000
Implied value per share	$6.96
Public shareholders’ investment per share	$10.00
Sponsor’s investment per share(3)	$2.03

(1)	Assumes no exercise of the underwriter’s over-allotment option and the forfeiture of 225,000 founder shares by our sponsor.
(2)

Does not take into account other potential impacts on our valuation at the time of the business combination, such as the value of the rights or the public and placement warrants, the trading price of our public shares, any equity issued or cash paid to the business target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects.

(3)	Our sponsor’s total investment in the equity of the company, inclusive of the founder shares and the placement units, is $3,925,000.

While the implied value of our public shares may be diluted, the implied value of $6.96 per share would represent a significant implied profit for our sponsor relative to the initial purchase price of the founder shares. Our sponsor is expected to invest an aggregate of $3,925,000 in us in connection with this offering, comprised of the $25,000 purchase price for the founder shares and the $3,900,000 purchase price for the placement units. At $6.96 per share, the 1,500,000 founder shares, the 390,000 placement shares and 39,000 shares underlying the placement rights would have an aggregate implied value of approximately $13,425,000. As a result, even if the trading price of our ordinary shares significantly declines, our sponsor will stand to make significant profit on its investment in us. In addition, our sponsor could potentially recoup its entire investment in us even if the trading price of our ordinary shares were as low as 2.03 per share. As a result, our sponsor is likely to make a substantial profit on its investment in us even if we select and consummate an initial business combination that causes the trading price of our ordinary shares to decline, while our public shareholders who purchased their units in this offering could lose significant value in their public shares. Our sponsor may therefore be economically incentivized to consummate an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the founder shares as our public shareholders paid for their public shares.

Our warrants, rights and founder shares may have an adverse effect on the market price of our common stock and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase an aggregate of 6,390,000 shares of our common stock (or up to 7,290,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the units sold in this offering, including warrants included in an aggregate of 390,000 placement units to be issued simultaneously with the closing of this offering. In addition, we will be issuing rights that will result in the issuance of up to 690,0000 shares of common stock as part of the units offered by this prospectus and placement rights that will result in the issuance of an additional shares of 39,000 common stock. On July 30, 2020, our sponsor purchased an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor. The founder shares include an aggregate of up to 225,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. In addition, if our initial stockholders, officers and directors or their affiliates make any working capital loans, up to $1,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities. To the extent we issue shares of common stock to effectuate an initial business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants and conversion of the rights could make us a less attractive business combination vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the initial business combination. Therefore, our warrants, rights and founder shares may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business.

The placement warrants and placement rights included in the placement units are identical to the warrants and rights, respectively, sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees, they (including the common stock issuable upon exercise of these warrants or conversion of rights, as the case may be) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants and rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock, warrants and rights underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

General Risk Factors

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within 9 months from the closing of this offering, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our liquidation. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.20 per share on the liquidation of our trust account and our warrants and rights will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving special purpose acquisition corporations and private operating companies and increasing the potential liability of certain participants in proposed business combination transactions. These rules, if adopted, whether in the form proposed or in revised form, may materially increase the costs and time required to negotiate and complete an initial business combination and could potentially impair our ability to compete an initial business combination.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $250 million as of the prior June 30th and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2023. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles and challenges in collecting accounts receivable;

•	tax issues, including but not limited to tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to select an appropriate target business or businesses in the healthcare industry;

•	our ability to complete our initial business combination in the healthcare industry;

•	our expectations around the performance of the prospective target business or businesses in the healthcare industry;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses in the healthcare industry;

•	the ability of our officers and directors to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 6,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the placement units, will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$60,000,000	$69,000,000
Gross proceeds from placement units offered in the private placement	3,900,000	3,900,000

Total gross proceeds	$63,900,000	$72,900,000

Estimated offering expenses and underwriting commissions(2)
Underwriting commissions (excluding deferred portion)(3)	$1,200,000	$1,380,000
Legal fees and expenses	800,000	800,000
Accounting fees and expenses	40,000	40,000
SEC/FINRA Expenses	35,000	35,000
Travel and road show	5,000	5,000
Nasdaq listing and filing fees	50,000	50,000
Printing and engraving expenses	30,000	30,000
Miscellaneous	150,000	150,000

Total estimated offering expenses (excluding underwriting commissions and excluding the value of the equity participation shares)(4)	$1,110,000	$1,110,000
Proceeds after offering expenses	$61,590,000	$70,410,000
Held in trust account	$61,200,000	$70,380,000
% of offering size	102%	102%
Not held in trust account	$390,000	$30,000

The following table shows expected expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expected expenses will be paid with the approximately $390,000 of net proceeds from the offering following the payment of offering expenses, assuming no exercise of the over-allotment option.(5)

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$100,000	25.64%
Legal and accounting fees related to regulatory reporting obligations	35,000	8.97%
Directors’ and Officers’ insurance	0	0.00%
Consulting, travel and miscellaneous expenses incurred during search for initial business combination target	65,000	16.67%
Administrative services agreement	90,000	23.08%
Working capital to cover miscellaneous expenses	100,000	25.64%

Total	$390,000	100.0%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

In the event that offering expenses are more than as set forth in this table, they will be repaid using a portion of the $390,000 of offering proceeds not held in the trust account and set aside for post-closing working capital expenses. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(3)

The underwriters have agreed to defer underwriting commissions equal to 3.0% of the gross proceeds of this offering. Upon completion of our initial business combination, $1,800,000 (or up to $2,070,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)

Chardan is entitled to receive 30,000 shares of our common stock (or 34,500 shares if the underwriters’ over-allotment option is exercised in full) from our sponsor, which will be placed in escrow until the consummation of an initial business combination. If a business combination is not consummated, the equity participation shares will be returned to our sponsor. Does not include up to $100,000 of reimbursable expenses payable to the underwriters in connection with this offering.

(5)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an initial business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. If the over-allotment option is exercised in full, the amount available outside of trust would be reduced from $390,000 to $30,000.

(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Of the net proceeds of this offering and the sale of the placement units, $61,200,000 (or $70,380,000 if the underwriters’ over-allotment option is exercised in full), including $1,800,000 (or up to $2,070,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account in the United States at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to us, subject to an annual limit of $100,000 (plus any permitted carryover), to pay our tax obligations, the proceeds from this offering and the sale of the placement units deposited into the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our initial stockholders, officers and directors or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Commencing on the date of this prospectus, we have agreed to pay an affiliate of our sponsor a total of $7,500 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Immediately prior to the closing of this offering, we had borrowed an aggregate of $900,000 under promissory notes with our sponsor which has been used to pay a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of May 24, 2023 or the closing of this offering. At the closing of this offering, the promissory notes will be deemed to be repaid and settled in connection with the private placement.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds as may be needed. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,000,000 of such loans may be convertible into units at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units issuable upon conversion of the working capital loans would be identical to the placement units. The terms of such loans by our initial stockholders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial stockholders, officers and directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, officers, advisors or their affiliates may purchase shares, warrants or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares, warrants or rights in such transactions prior to completion of our initial business combination. See “Proposed Business — Permitted Purchases of our Securities” for a description of how our sponsor, initial stockholders, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to increase the likelihood of closing the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants or rights could be to reduce the number of warrants or rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of common stock, warrants or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. To the extent that any such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

We will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the initial business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete our initial business combination within 9 months following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed initial business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account. Holders of warrants or rights will not have any right to the proceeds held in the trust account with respect to the warrants or rights, respectively.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and their placement shares and any public shares held by them in connection with the completion of our initial business combination. In addition, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares, placement shares or equity participation shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership (including equity participation shares transferred to the underwriters) at 20.0% of the issued and outstanding shares of common stock (excluding the placement shares) upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants and rights included in the units we are offering by this prospectus, and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants or the sale and conversion of the rights to shares of common stock, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized with respect to the warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of common stock.

At June 30, 2022, our net tangible book deficit was $(988,226) or approximately $(0.57) per share of common stock, assuming the underwriters do not exercise any portion of the over-allotment and the forfeiture of 225,000 shares of common stock held by our sponsor. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-tenth (1/10) of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration, the number of shares included in the units offered hereby will be deemed to be 6,600,000 (consisting of 6,000,000 shares of common stock included in the public units and 600,000 shares underlying the rights included in the public units) and (ii) the price per share in this offering will be deemed to be $9.09. After giving effect to the sale of 6,600,000 shares of common stock included in the units we are offering by this prospectus (or 7,590,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) and 429,000 shares of common stock (consisting of 390,000 shares of common stock included in the private units and 39,000 shares for the outstanding rights) included in the placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2022 would have been $8,632,720, or $9,509,615 if the over-allotment option is exercised in full, or approximately $3.41 per share (or $3.35 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of the approximately 6,000,000 shares of common stock that may be redeemed for cash, or 6,900,000 shares of common stock if the underwriters’ over-allotment option is exercised in full) of $3.98 per share (or $3.91 per share if the underwriters’ over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus and an immediate dilution of $5.68 per share (or 62.5% to our public stockholders not exercising their redemption rights). Total dilution to public stockholders from this offering if the underwriters’ over-allotment option is exercised in full will be $5.74 per share (or 63.2% to our public stockholders not exercising their redemption rights).

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants or rights included in the units:

	No exercise of over-allotment option	Exercise of over-allotment option in full
Public offering price	$9.09	$9.09
Net tangible book deficit before this offering	(0.57)	(0.57)
Increase attributable to public stockholders and sale of the placement units	3.98	3.91

Pro forma net tangible book value after this offering	3.41	3.35

Dilution to public stockholders	$5.68	$5.74

Percentage of dilution to public stockholders	62.5%	63.2%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $5,115,404 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Issued		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	1,470,000	17,24%	$25,000	0.04%	$0.02
Shares underlying placement units(2)	429,000	5.03%	3,900,000	6.10%	$9.09
Chardan(3)	30,000	0.35%	—	—	$—
Public Stockholders(1) (4)	6,600,000	77.38%	60,000,000	93.86%	$9.09

	8,529,000	100.0%	$63,925,000	100.0%

(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 225,000 shares of common stock held by our sponsor.
(2)	Assumes the issuance of an additional 39,000 public shares underlying the placement rights.
(3)

The underwriters are entitled to receive 30,000 shares of our common stock (or 34,500 shares if the underwriters’ over-allotment option is exercised in full) from our sponsor, which will be placed in escrow until the consummation of an initial business combination. If a business combination is not consummated, such shares will returned to our sponsor.

(4)	Assumes the issuance of an additional 600,000 public shares (690,000 shares if the overallotment is exercised) underlying the public rights.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(988,226)	$(988,226)
Net proceeds from this offering and sale of the placement units, net of expenses and underwriting commissions(1)	61,590,000	70,410,000
Plus: Offering costs accrued in advance excluded from tangible book value	984,992	984,992
Less: Deferred underwriting commissions	(1,800,000)	(2,070,000)
Less: Proceeds held in trust subject to redemption to maintain net tangible assets of $5,000,001(2)	(51,154,045)	(58,827,152)

	$8,632,722	$9,509,615

	Without Over-allotment	With Over-allotment
Denominator:
Shares of common stock outstanding prior to this offering	1,725,000	1,725,000
Shares of common stock forfeited if over-allotment is not exercised	(225,000)	—
Shares of common stock included in the units offered	6,000,000	6,900,000
Shares of common stock included in the placement units issued	390,000	390,000
Shares of common stock underlying the rights to be sold in this offering	600,000	690,000
Shares of common stock underlying the rights to be sold in the private placement	39,000	39,000
Less: Shares subject to redemption	(6,000,000)	(6,900,000)

	2,529,000	2,844,000

(1)	Expenses applied against gross proceeds include offering expenses of $1,110,000 and underwriting commissions of $1,200,000 (excluding deferred underwriting fees). See “Use of Proceeds.”
(2)

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares, warrants or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business — Effecting Our Initial Business Combination — Permitted Purchases of Our Securities.”

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our units in this offering and the sale of the placement units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of its over-allotment option and the corresponding forfeiture of 225,000 common stock held by our sponsor:

	June 30, 2022
	Actual	As Adjusted
Note payable to related party(1)	900,000	—
Deferred underwriting commissions	—	1,800,000
Common stock, $0.0001 par value, 100,000,000 shares authorized; -0- and 5,115,404 shares are subject to possible redemption, respectively(2) (3)	—	51,154,045
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 1,725,000 and 1,890,000 non-redeemable shares issued and outstanding, actual and as adjusted respectively(4)	173	189
Additional paid-in capital(5)	24,827	8,636,954
Accumulated deficit	(4,422)	(4,422)

Total stockholders’ (deficit) equity	$20,578	$8,632,720

Total capitalization	$920,578	$61,586,766

(1)

As of June 30, 2022, our sponsor has loaned us $900,000 that we used to pay a portion of the expenses of this offering. At the closing of this offering, the promissory notes will be deemed to be repaid and settled in connection with the private placement.

(2)

Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(3)

All of the 6,000,000 shares of common stock sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the 6,000,000 shares of common stock sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public units), the initial carrying value of common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to accrete the changes. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(4)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted amount assumes no exercise of the underwriters’ over-allotment option.
(5)

The “as adjusted” additional paid-in capital calculation equals the total permanent equity, less the “as adjusted” par value of common stock owned by the sponsor, plus the $25,000 paid by the sponsor to purchase founder shares, plus total warrant and rights offering costs allocated to the sponsor.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While our efforts to identify a target business may span many industries, we intend to focus our search for prospects within the healthcare industry. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with an initial business combination to the owners of the target or other investors:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock, warrants and/or rights.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at June 30, 2022, we had $74,174 in cash and deferred offering costs of $984,992. Further, we expect to continue to incur significant costs in the pursuit of our initial business combination plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through a capital contribution from our sponsor of $25,000 for the founder shares and an aggregate of $900,000 in loans from our sponsor under unsecured promissory notes. At the closing of this offering, the promissory notes will be deemed to be repaid and settled in connection with the private placement. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,110,000, underwriting commissions of $1,200,000 (or $1,380,000 if the underwriters’ over-allotment option is exercised in full) and excluding deferred underwriting commissions of $1,800,000 (or up to $2,070,000 if the underwriters’ over-allotment option is exercised in full)) and (ii) the sale of the placement units for a purchase price of $3,900,000 will be $61,590,000 (or $70,410,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $61,200,000 (or $70,380,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account, which includes $1,800,000 (or up to $2,070,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining approximately $390,000 ($30,000 if the over-allotment option is exercised in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,110,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,110,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions), to complete our initial business combination. We may withdraw interest, up to a $100,000 annual limit, to pay taxes. We estimate our annual franchise tax obligations, based on the number of authorized shares of our common stock, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in our trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our income taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $390,000 of proceeds held outside the trust account ($30,000 if the over-allotment option is exercised in full). We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. The terms of such loans by our initial stockholders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial stockholders, officers and directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

We expect our primary liquidity requirements during that period to include approximately $100,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $35,000 for legal and accounting fees related to regulatory reporting requirements; $90,000 for office space, utilities and secretarial and administrative support; $65,000 for consulting, travel and miscellaneous expenses incurred during the search for a business combination target; and approximately $100,000 for working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On July 30, 2020, our sponsor purchased 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor. The founder shares include an aggregate of up to 225,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares upon completion of this offering (excluding the placement units and underlying securities). The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. If we increase or decrease the size of the offering we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership (including equity participation shares transferred to the underwriters) at 20.0% of the issued and outstanding shares.

Commencing on the date of this prospectus, we have agreed to pay an affiliate of our sponsor a total of $7,500 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Prior to the consummation of this offering, our sponsor has loaned us $900,000 which funds were used to pay a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of May 24, 2023 or the closing of this offering. At the closing of this offering, the promissory notes will be deemed to be repaid and settled in connection with the private placement.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units issuable upon conversion of the working capital loans would be identical to the placement units. The terms of such loans by our initial stockholders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

Our sponsor has agreed to purchase an aggregate of 390,000 placement units at a price of $10.00 per unit, for an aggregate purchase price of $3,900,000. Each placement unit consists of one share of common stock, one redeemable warrant entitling the holder to purchase one share of common stock, and one right entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. Each warrant is exercisable at an exercise price of $11.50 per whole share. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or placement shares. Our initial stockholders have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the completion of this offering and (iii) if we fail to consummate a business combination within 9 months from the completion of this offering or if we liquidate prior to the expiration of the 9 month period. However, our initial stockholders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 9 month period.

Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of shares issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to two demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes- Oxley Act for the fiscal year ending December 31, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the placement units held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2022, we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

Changes in tax law and rates may affect recorded deferred tax assets and liabilities and our effective tax rate in the future. On August 16, 2022, the U.S. government enacted the IRA that includes changes to the U.S. corporate income tax system, including a one percent excise tax on repurchases of stock after December 31, 2022. We are continuing to evaluate the Inflation Reduction Act and its requirements, as well as its application to our business.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

We are a newly organized blank check company formed as a Delaware corporation on February 25, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not pre-selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an acquisition opportunity in any business industry or sector, we intend to capitalize on our management team’s differentiated ability to source, acquire and manage a business in the healthcare industry, more specifically in the biotechnology sector. Our management team has an extensive track record of creating value for our clients and stockholders by acquiring emerging businesses at compelling valuations, by investing in growth while fostering financial discipline, and by improving financial results.

Our Founders, Sponsor and Competitive Advantages

Our founding management team is led by Kuk Hyoun (Peter) Hwang, the Founding and Managing Partner of BCM, David J. Yoo, Chief Financial Officer of BCM, and Jun Chul Whang, General Counsel and Partner of BCM. Our founding management team has decades of combined experience in healthcare investing and extensive experience in mergers and acquisitions, investment banking, and investment management including within the healthcare sector. Additionally, Dr. Steven G. Reed, Dr. Rad Roberts, Dr. In Chul Chung, Mr. Hosun Euh and Mr. Jin Whan Park have agreed to become members of our board of directors upon the closing of this offering. These independent directors bring decades of combined experience in building successful public and private healthcare businesses and we believe that they will be valuable resources to our management team in sourcing, identifying, and evaluating high quality targets for our business combination.

Members of our sponsor include the partners and employees of BCM, a Washington limited liability company that serves as an investment management and advisory group focused on the global healthcare sector, with subsidiaries based in the United States, South Korea and Switzerland. The following chart illustrates BCM’s holding structure:

BCM was established in 2012 and provides strategic and financial advisory services to healthcare and biotech companies of all sizes, ranging from global corporations to venture backed businesses, with particular emphasis on Korean capital and healthcare markets. We will utilize the BCM platform to identify and to conduct due diligence on potential targets and to provide operational support to a future target during and after the initial business combination. BCM maintains an extensive network of relationships in industries and academia, as well as a business relationship with BAM, which we believe will provide us with a distinct advantage for sourcing opportunities and will ultimately create value for our stockholders. Furthermore, we believe that our relationship with BCM and its subsidiaries provides us with a unique competitive advantages in our search for an attractive target for our business combination.

We believe our strategy and structure give us advantages relative to other special purpose acquisition companies, including the following:

Differentiated geographical focus and resources — activity in the Korean healthcare and capital markets. We believe that our sponsor’s presence in the Korean market offers us a competitive advantage. BCM’s service model as an investment management firm provides South Korea’s institutional and retail investors with the opportunity to participate in global healthcare investments that BCM sources from its proprietary network of local and non-Korean investors, entrepreneurs, and academic researchers. BCM has employed this service delivery model as the sole South Korean advisor for BAM since 2013. BCM provides Korean investors with background and education regarding the global healthcare sector and has been active in these efforts dating back to a time when the term “healthcare” itself was an obscure concept to local investors. For example, the term “healthcare” was only applied to equity indices of the Korea Exchange (KRX) in 2018. Prior to that time, the local bourse had certain subsector indices such as the “Pharmaceuticals Index” (mostly generic pharmaceutical companies) or the “Medical & Precision Devices Index” (within which medical device companies were grouped with defense industry companies simply because they both develop “precision technologies”) but the comprehensive notion of “healthcare” as a global industry — therefore a global investment theme — had not been well developed among public investors in Korea until very recently.

Despite South Korea’s advanced compulsory national health insurance system (according to the National Health Insurance Service of the South Korea, 97% of the Korean population is covered by the national system), we believe that there is a lack of public knowledge about the healthcare sector as an attractive investment opportunity and that, as a result, there is a mismatch between investment opportunities and investor awareness relative to markets in North America and Europe. The BAM-BCM relationship has been developing and educating Korean investors since the inception of its first local fund, the Meritz Global Healthcare Fund (5B94841:KS) in January 2016. In addition, BCM advised BAM on raising strategic investment capital for its private equity fund, BB Pureos Bioventures LP, from a Korean public biopharmaceutical company. BCM maintains an active communication channel with Korean investors covering the global market status and investment opportunities being generated by the fast-growing healthcare industry worldwide. As such, the principals of BCM believe that the natural next step is to leverage its track record of delivering well-diversified portfolios of global healthcare equities to Korean investors by introducing a more concentrated format of healthcare investment opportunities such as the company, Bellevue Life Sciences Acquisition Corp. (“BLAC”). We believe that BLAC, once listed on Nasdaq, will be an attractive merger partner for promising private companies, particularly firms based in Korea, that are developing a pipeline of innovative biologics. We also believe BLAC will be of interest to South Korean institutional funds and retail investors who, to date, may have had limited access to such investment opportunities.

Relationship with Bellevue Asset Management AG. In addition to our sponsor’s activity in the Korean market, we believe that the existing BAM-BCM relationship has the potential to further enhance our SPAC model given the active collaboration between the firms to bridge the gap between global biopharmaceutical venture investing opportunities and the Korean capital market. BAM may share private investment opportunities with BCM from its current venture portfolio or companies which it reviews as part of its private equity/venture capital deal flow. One example of such pipeline access is Vaximm AG, a Basel, Switzerland-headquartered private company developing first-in-class, orally-administered T-cell immunotherapies for cancer patients based on its DNA-vaccine platform. Vaximm, a portfolio company of BB Biotech Ventures, BAM’s venture capital fund, was first introduced to BCM in 2019 as Vaximm was fundraising for its Series B financing round. After analyzing the company’s technologies, research collaborations with global pharmaceutical groups, and commercial potential of its pipeline, BCM executed on this investment opportunity by deploying capital from BCM Europe (a BCM wholly-owned subsidiary in Switzerland). This illustrates how the BAM-BCM relationship led to a private investment deal beyond the already-proven model of public equity portfolio sub-advisory and fundraising.

Entrepreneurial track records and business insights of our Board members.    Our independent directors have extensive experience in clinical medicine, drug discovery and development as well as regulatory, operational, and management leadership within healthcare and finance. We believe that their breadth of experiences will bolster our ability to thoroughly evaluate prospective candidates and successfully execute our initial business combination. Following the completion of our initial transaction, to the extent that they may remain on the post-transaction company’s board or continue in an advisory role, we believe that our independent directors will benefit our target’s ongoing operations by providing counsel on potential further acquisitions, divestitures, corporate strategy, and human resources. Such firsthand experiences held by our independent directors from biotech startups, business developments, and M&A transactions will give us a unique advantage in pursuing our initial business combination. Select individual backgrounds are provided below.

Dr. Steven G. Reed founded Corixa Corporation in 1994 and served as Chief Executive Officer until 1995, then as Executive Vice President and Chief Scientific Officer from 1995 to 2003. Corixa was a biotechnology company that pursued early-phase, preclinical studies in immunotherapeutics which targeted a range of different treatments for autoimmune disease, cancer and infectious disease. Dr. Reed was instrumental in procuring non-dilutive funding through federal grants and a venture capital syndicate consisting of three different investors. The company partnered with SmithKline (now GSK) on a number of sponsored deals. Corixa eventually went public on the Nasdaq Stock Exchange in 1997, raising $39 million in its initial public offering. During his tenure, Corixa acquired three companies: Coulter Pharmaceutical for $917.1 million in 2000, Ribi ImmunoChem Research for $57.5 million in 1999 and GenQuest for $12.4 million in 1998. Corixa’s acquisition of Ribi put Corixa on SmithKline’s radar as a possible M&A target. Ribi’s development of a key adjuvant called Monophosphoryl lipid A led to the development of Shingrix, a blockbuster shingles treatment by SmithKline generating GBP 1.81 billion in 2019 annual sales. After Dr. Reed’s departure in 2003, SmithKline completed its acquisition of Corixa in 2005.

In 2008, Dr. Reed co-founded Immune Design Corp. with Rick Klausner, Nobel laureate David Baltimore and Ralph Steinman and was the company’s Chief Executive Officer until 2011. Immune Design’s immunotherapies focused on injection-based, tumor-targeting treatments for patients suffering from breast cancer, melanoma, non-small cell lung cancer, ovarian cancer, sarcoma and Merkel cell carcinoma. During this time, Dr. Reed negotiated licensing agreements with Infectious Disease Research Institute (“IDRI”), recruited company management (including its CFO), and built the scientific staff and laboratory. He negotiated two key deals with Sanofi, further advancing the firm’s business development. After Dr. Reed’s tenure, Immune Design went public on the Nasdaq Stock Exchange in 2014 raising $60 million in its initial public offering, and in February 2019, Merck acquired the company for $300 million.

Dr. Reed founded Dharma Therapeutics, serving as President and CEO from 2005 to 2008. Dharma was a fully-owned subsidiary of Transcutaneous Technologies (“TTI”) based in Tokyo. He facilitated US clinical trials involving a battery-operated patch designed to deliver lidocaine to patients recovering from shingles. Dr. Reed has extensive FDA clinical experience, which was a role he performed in the past at IDRI, Corixa and Immune Design. Transcu Pte. Ltd., TTI’s parent company, eventually went public through a reverse takeover on the Singapore Stock Exchange for SGD 675 million in 2008, which was the first deal of this kind for a Japanese company in Singapore.

Dr. Rad Roberts founded and served as Chief Executive Officer for the biotechnology startup AvanViva from 2001 to 2005. Since that time, he has provided business development and strategic consulting to multiple life science startup companies. Since 2018, Dr. Roberts has served as Co-Chair of the Life Science Committee (“LSC”) for Keiretsu Northwest, overseeing the review of life science deals for the most active angel investment group in the United States, according to the PitchBook.com 2018 Annual Global League Table (Early Stage Deals). The Keiretsu LSC reviews about 50 life sciences companies each year and collectively invested more than $54 million in 81 companies, including more than 30 life sciences companies. Further, Dr. Roberts advises and supports life science startup companies in the context of his work as Director for Corporate Relations at the University of Washington.

Our sponsor’s networks in the Seattle region. While BCM consists of international subsidiaries operating across three different countries, it is headquartered in Seattle, Washington and thus is part of the local “biotech hub” ecosystem of the greater Seattle area. Members of our management team have developed relationships with may key institutions in the Seattle biotech hub, including but not limited to the University of Washington, the Washington Research Foundation and WRF Capital, and Life Sciences Washington.

BCM’s founders believe that there is a disparity between investment opportunities in the Seattle biotech hub and the amount of available local and global capital being invested into the sector and region. Despite incubating leading biopharmaceutical companies such as Seattle Genetics, Juno Therapeutics, and NanoString Technologies, while also hosting a number of large global companies in the same sector including Bluebird Bio, Celgene, Gilead, Novo Nordisk, Bristol Myers Squibb, Roche Diagnostics, and Lundbeck, but that pre-IPO funding for these companies primarily came from outside the Seattle area.

Concurrently, the South Korean capital markets have not been able to achieve meaningful diversification across geographic regions of global biotech investments while the investment portfolios of domestic investors have been heavily concentrated on domestic companies or assets. While this has been changing recently, we believe there is a great opportunity in the Korean capital markets for additional biotech investment opportunities. Highly popular initial public offerings and aftermarket trading activities for local biopharmaceutical companies in Korea have begun to change the biotech investing landscape in Korea, including SK Biopharmaceuticals’ initial public offering in 2020, which raised approximately $755 million, followed by SK Bioscience, which raised $1.17 billion, making them some of Korea’s largest initial public offering in the past three years. Korea Pharmaceutical and Bio-pharma Manufacturers Association, while South Korea accounts for only about 1.5% of the global market share as of 2021, the Korean Ministry of Small and Medium Sized Enterprises (“SMEs”) and Startups and the Korean Venture Capital Association have reported that in 2021 the country’s venture investment activities across all sectors have been achieving record highs, as measured by new venture capital fund formation, which marked a record high of KRW trillion of total capital raised. Amidst this boom in venture investing, the Korean Venture Capital Association reports that domestic biotech startups have received the most attention from investors, accounting for 21.8% of total investments in 2021.

We believe that our unique ability to bridge Korean capital markets and undervalued companies in Seattle’s biotech hub creates an opportunity to capture and create values for both a potential business combination target and our investors. As finance professionals, we appreciate the need to identify unique opportunities and believe we have done so by identifying a misalignment in the marketplace. In our view, most investments are concentrated on a few prominent nodes in biotech primarily in Boston and the San Francisco Bay Area.

Operating under that thesis, several years ago BCM started engaging with local stakeholders in the Seattle/Washington life sciences industry, including scientific/academic institutions, locally-based venture capital firms, and others, by hosting meetings and industry-wide seminars where representatives from Korean institutional investors were invited, giving them an opportunity to visit and meet with local biotech firms to learn firsthand their unique scientific approaches and development and licensing strategies. Given this hands-on experience and background, we believe that BLAC is uniquely positioned to reap the rewards of our sponsor’s established track record of bringing together Korean capital and Seattle biotech talent.

We intend to collaborate with a number of key relationships we have developed over the years, including the University of Washington (“UW”), the Washington Research Foundation (“WRF”) and WRF Capital and

Life Science Washington (“LSW”), for purposes of company research and deal sourcing, scientific due diligence and advisory, and potential licensing deals.

University of Washington. With UW, in addition to our relationship with Dr. Rad Roberts, a Director in Corporate Relations at UW, we have a strong relationship with CoMotion, UW’s technology licensing and innovation hub dedicated to expanding the global economic and social impact of the sciences and technologies incubated at the University. CoMotion guides and partners with faculty, researchers, students and entrepreneurs on their path to market, and helps them amplify the impact of their ideas. With our Corporate Relations and CoMotion relationships, we anticipate gaining access to potential collaborators, expert consultants, entrepreneurs, technology and startups as sources of innovation and talent from the UW.

Washington Research Foundation. WRF and WRF Capital support groundbreaking research and early-stage companies based in Washington State, with a focus on life sciences and enabling technologies. WRF was founded in 1981 by three local founders, Tom Cable, Hunter Simpson and Bill Gates, Sr., with a vision to support research and scholarship in Washington by capturing and enhancing the value of intellectual property created by research institutions in the local region. As an independent foundation, WRF has the autonomy to invest in big ideas over the long term and is a leading investor in the Northwest.

Life Sciences Washington. LSW is an independent, non-profit 501(c)(6) trade association whose mission is to stimulate life science innovation, job creation and ecosystem vibrancy across Washington State through engagement, collaboration, promotion and advocacy. LSW serves more than 500 members including research institutions, investors, and companies to grow the state’s life science economy.

The teams of BCM are comprised of individuals with advanced scientific training as well as legal and banking experience, enabling a deeply differentiated approach to research and idea generation.

We believe that our company’s philosophical alignment with BCM, and our ability to leverage both the medical and financial management expertise within the healthcare industry that BCM is known for, provides us with a strong competitive advantage. BCM focuses on dynamic sectors of healthcare with a strategic emphasis on “platform-driven companies.” These companies can both leverage their own platform science and technologies to spin out new drug assets as part of their own in-house pipelines or provide services to other biotherapeutics companies to help with their drug research and development.

We believe the historical perception that platform-driven companies in the pharmaceutical industry are not particularly productive in terms of producing multiple new therapeutics due to low-throughput is changing. This is due to new industrialized platforms built on powerful breakthrough technologies such as biological engineering and artificial intelligence. Previously, the biopharmaceutical industry has been characterized by vertical, full-stack integration building the entire machine to make the end product. But now, a horizontal model is becoming more widely adopted. Since many traditional drug development programs were historically seen as independent discovery efforts, selling components or generalized infrastructure across the industry was not viewed as a viable option, often because too much customization was needed. Today, with the rise of programmable medicines, the industry is increasingly building components, processes, and interfaces that can be applied more broadly. These modular components and tools can be swapped in and recombined across a range of applications, which is sometimes referred to as “Plug-and-Play” platforms in biotech. We believe that our management team is equipped with the knowledge, experience, capital and human resources to identify and pursue opportunities arising out of the transitional trends in biotech that can offer attractive risk-adjusted returns to our shareholders.

Industry Opportunity

Advancements in biotechnology have provided new tools that enable improved cellular, biochemical, and molecular understanding of diseases and novel methods for new drug discovery and development, such as therapeutic antibodies. Successful commercialization in biotechnology has helped to provide medications to manage or cure diseases and improve and prolong the lives of many millions of affected patients. Continued innovation and progress of science and technology in this sector is leading to the development of novel medicines to address diseases which cannot be cured or sufficiently managed with currently available treatments and medicines.

According to EvaluatePharma’s 2021 World Preview report, worldwide sales estimates for prescription drugs (excluding generic drugs) in 2026 are set to be over USD $1.0 trillion with an estimated compounded annual growth rate (“CAGR”) of over 6.4% between 2021 and 2026. This growth is driven by a number of factors including life expectancy and the wealth of the world’s population, both of which are increasing in both developed and developing countries. Healthcare spending, as a percentage of GDP, is increasing, particularly in countries with the highest GDP and especially in elderly populations. Another driver is the relatively unhealthy lifestyles in the developed world, exemplified by the increase in obesity in many developed and developing countries.

To fill pipelines, one strategy large pharmaceutical and biotech companies typically employ is to source products and development projects by licensing assets from and/or directly acquiring smaller biotech companies. According to the HBM New Drug Approval Report 2019, approximately 59% of FDA new drug approvals for the top 10 pharmaceutical companies in the period from 2014 to 2018 were externally originated, acquired through M&A and licensing deals. Also, in the period between 2009 and 2018, more than 50% of all new FDA approved drugs originated from smaller biotech or pharmaceutical companies, certain of which were venture-backed.

In recent years, large strategic buyers have generally been spending more on licensing drugs from and acquiring earlier stage biotech companies with lead projects in preclinical and early/Phase 1 clinical stages. A similar trend towards earlier stage companies is seen in the IPO markets as well. Over the past decade, the public biotech market has further matured, allowing many private companies to go public and to subsequently raise substantial follow-on equity and debt financing. Consequently, many new mid-cap biotech companies have emerged and flourished, and now complement the large pharmaceutical industry as potential acquirers for emerging biotech companies.

Biologics, or therapeutic agents produced in living systems such as microorganisms, or plant or animal cells, include a wide variety of products such as recombinant therapeutic proteins (including antibodies), vaccines, blood and blood components, allergenics, somatic cells, gene therapy and tissues. Biological products often represent some of the most novel outcomes from biomedical research and, eventually, may offer the most effective means to treat a variety of medical illnesses and conditions that presently have limited or no other treatments available.

Biologics have certain advantages over chemically synthesized drugs including their higher development success rate and better competitive resistance to generic competition due to their more complex nature. Often these products target areas of highly unmet medical needs which, in conjunction with higher manufacturing costs, justifies their higher selling price. According to EvaluatePharma’s 2021 World Preview report estimates that the 10 best-selling drugs will generate a combined $127 billion in revenue in 2026. At the same time, a large part of the innovation in this space occurs in academic centers and emerging biotech companies, while larger pharmaceutical and biotech companies tend to outsource such innovation by licensing and acquisitions.

Concurrent with these developments, new drug formats and targets continue to emerge. In the days before biotechnology, the available medicines, with rare exceptions, were typically based on chemical compounds. The first biotech drugs were genetically engineered versions of human proteins and specific therapeutic antibodies, made and purified from cell cultures. Current more sophisticated approaches and novel technologies allow biotech research and companies to address target diseases with improvements of pervious treatments and/or with completely new therapies that were not possible in the past due to limited technology and less sophisticated disease etiology.

Continued research helps to better inform the underlying molecular mechanism(s) of diseases while leading to the discovery of novel drug targets for treatments. These drug targets are often molecularly defined enzymes, cell surface receptors or signaling molecules which can be addressed with either novel chemical compounds or in many cases novel biologics. For example, the discovery of immune checkpoint proteins that prevent T cells from killing cancer cells has led to the development of a new class of therapeutic antibodies that block the interaction between the two cell surface receptors PD-1 and PD-L1. These antibodies, called checkpoint inhibitors, are currently revolutionizing the treatment in a number of all cancer indications and are a drug class with market value of $29.3 billion in 2020, according to research conducted by KBV Research. Almost all pharmaceutical companies today have internal development programs or look for acquisition candidates in the space of immuno-oncology to build on these novel treatments.

There remains a material unmet medical need in many disease indications where continued biotech-based research and development could eventually lead to better treatments, prevention of relapse or even to cures. Areas of interest for us include companies pursuing therapies to address many forms of cancer. We may also focus on targets pursuing therapies for diseases of the central nervous system, like Alzheimer’s disease, that cannot be, or are being only marginally, addressed with today’s medicines, and treatments often address symptoms rather than the underlying nature of the disease. Other areas we may focus on include inflammation and autoimmune diseases, infectious diseases, and the vast field of genetic disorder-based orphan diseases.

Investment Criteria

We are focused on companies developing the next generation of biologics which include therapeutic antibodies, engineered protein and enzyme drugs, cellular therapies, engineered viruses and bacteria, and DNA- and RNA-modifying technologies, using advanced molecular biology and biochemistry. We will consider companies with pipeline programs in clinical “Proof-of-Concept” studies (often from Phase 1 to 2a) to develop novel medicines to address diseases which cannot yet be cured or sufficiently managed.

We seek to create stockholder value by leveraging our management’s and its advisors’ experience and network to efficiently guide an emerging biotech company towards clinical advancement of key assets in their pipeline while helping to secure licensing deals and partnerships with major pharmaceutical companies globally. Consistent with our strategy, we have established the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, from time-to-time, we may deviate from these criteria and guidelines should we see fit to do so:

•	Biopharmaceutical Company Poised for Rapid Growth

We intend primarily to seek the acquisition of one or more biotherapeutics companies in clinical stage development with a total equity value of greater than 5 to 6 times the amount of the proceeds of this offering. We believe that there are a substantial number of potential target businesses with appropriate valuations that can benefit from a public listing and new capital for growth to support business development and/or to advance clinical programs. We do not intend to acquire a preclinical stage company without human data.

•	Focus on Innovation

We expect to identify target companies that are typically cash flow negative as they are in the business of scientific research and clinical development. We expect that our list of potential targets will be comprised of companies focused on innovation that are poised to be disruptive in biologics with the potential to become a “game changer” once a drug candidate is approved and commercialized. A prospective target should either use an innovative technology platform or aim to address novel disease targets (or mechanisms) or both. Novel technology platforms will involve, in most cases, new biologic drug formats or significant improvements to existing ones. In some cases, this may also include improved screening platforms or other technologies that significantly facilitate the drug development process. Depending on their nature, novel targets can be addressed either with novel or with existing drug formats, including chemical compounds. We will deprioritize investments in companies that focus on generic or biosimilar versions of existing drugs.

•	Attractive Risk-Adjusted Equity Returns (Potential Upside Weighed Against Any Identified Downside Risks)

We intend to seek target companies that should offer attractive risk-adjusted equity returns for our stockholders. We intend to seek to acquire a target on terms and in a manner that leverages our experience. We expect to evaluate companies based on the potential to successfully achieve regulatory approval and to commercialize their product(s). We also expect to evaluate financial returns based on (i) risk-adjusted peak sales potential (ii) the overall market potential of pipeline products and/or the scientific platform(s) (iii) the ability to achieve systematic cost savings, (iv) the ability to accelerate growth via multiple shots on goal, and (v) the prospects for creating value through other value creation initiatives. Potential upside, for example, from the growth in the target business’ earnings or an improved capital structure, will be weighed against any identified downside risks.

•	Opportunities to Unlock and Maximize Value From Underappreciated Situation

We will focus on target companies that exhibit unrecognized value or other characteristics that we believe have been misevaluated by the marketplace based on company-specific analyses and due diligence. For a potential target company, this process will include, among other things, a review and analysis of the company’s technology platform and/or licensed technologies, intellectual property (IP) position, preclinical and any clinical data, potential for operational improvements, manufacturing competitiveness, corporate governance, pharmaceutical partners or scientific collaborators, customers, material contracts, and industry needs and trends. We intend to leverage our team’s collective operational experience and disciplined investment approach to identify opportunities to unlock and maximize value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. If the initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

Chardan has agreed, pursuant to a written letter agreement with us, not to convert any equity participation shares or public shares held by it into their pro rata share of the aggregate amount then on deposit in the trust account. In addition, Chardan has agreed (i) to vote its equity participation shares and any public shares it owns in favor of any proposed business combination and (ii) not to convert any shares (including the equity participation shares) in connection with a stockholder vote to approve, or sell their shares to us in any tender offer in connection with, a proposed initial business combination.

Our Business Combination Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize the expertise of our management team in evaluating operating projections, financial projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view and a majority of our disinterested independent directors approve such business combination.

Certain of our officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have liquidated the trust account.

Our Management Team

Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they, in the exercise of their respective business judgement, deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We do not have an employment agreement with any member of our management team.

We believe our management team’s operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships in the healthcare and biotechnology industry. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions. See the section of this prospectus entitled “Management” for a more complete description of our management team’s experience.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As a public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. Following an initial business combination, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. A target business can further benefit by augmenting its profile among potential new customers and vendors and aid in attracting talented employees. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares of stock in the target business for our shares of common stock (or shares of a new holding company) or for a combination of our shares of common stock and cash, allowing us to tailor the consideration to the specific needs of the sellers.

Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more expeditious and cost effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, marketing and road show efforts that may not be present to the same extent in connection with an initial business combination with us.

Furthermore, once a proposed initial business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests and the ability to use its shares as currency for acquisitions.

Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $250 million as of the prior June 30th and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

Financial Position

With funds available for an initial business combination initially in the amount of $59,400,000, after payment of $1,800,000 of deferred underwriting fees (or $68,310,000 after payment of $2,070,000 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the placement units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers and investment professionals. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us by calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as our sponsor and their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors and our sponsor and their affiliates. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers, directors be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection with any services rendered for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers, directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination except that we may pay BCM and/or any of its affiliates, partners or employees, a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination; the amount of any fee we pay to BCM and/or any of its affiliates, partners or employees will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. We have agreed to pay an affiliate of our sponsor a total of $7,500 per month for office space, utilities and secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.

We are not prohibited from pursuing an initial business combination with an initial business combination target that is affiliated with our sponsor, officers or directors or making the initial business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with an initial business combination target that is affiliated with our sponsor, officers or directors, we would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view and a majority of our disinterested independent directors approve such business combination. We are not required to obtain such an opinion in any other context.

As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of our initial business combination will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of Nasdaq’s 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective business target, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our initial business combination with only a single entity, our lack of diversification may:

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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•	we issue shares of common stock that will be equal to or in excess of 20.0% of the number of shares of our common stock then outstanding;

•

any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common stock or voting power of 5% or more; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted Purchases of our Securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, officers, advisors or their affiliates may purchase shares, warrants or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our initial stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares, warrants or rights in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to increase the likelihood of closing the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of warrants or rights could be to reduce the number of warrants or rights outstanding. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of common stock, warrants or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. To the extent that any such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC.

Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and placement shares and any public shares held by them in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20.0% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure an initial business combination with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed initial business combination. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count toward this quorum and pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares, placement shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. In addition, Chardan has agreed to vote all equity participation shares as well as any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our sponsor’s founder shares and placement shares, and equity participation shares received by Chardan, we would need only 2,055,001, or approximately 34.3%, of the 6,000,000 remaining shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted), in order to have our initial business combination approved (assuming the over-allotment option is not exercised). We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

Our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Stock Certificates in Connection with Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the initial business combination, or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have up to two days prior to the vote on the initial business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a nominal amount and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the initial business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date of the stockholder meeting. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 9 months or such other time period as our stockholders may approve from the closing of this offering.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our amended and restated certificate of incorporation provides that we will have only 9 months or such other time period as our stockholders may approve from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 9-month period (or such other time period as our stockholders may approve), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants or rights, which will expire worthless if we fail to complete our initial business combination within the 9-month time period or such other time period as our stockholders may approve.

Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering. However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period.

Our sponsor, officers and directors and Chardan have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares. However, we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $390,000 of proceeds held outside the trust account ($30,000 if the over-allotment option is exercised in full), although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.20. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.20. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. WithumSmith+Brown, PC, our independent registered public accounting firm, and Chardan, the representative of the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.20 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $390,000 from the proceeds of this offering ($30,000 if the over-allotment option is exercised in full) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,110,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,110,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 9 months from the closing of this offering may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 9th month or such other time period as our stockholders may approve and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.20 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Holders of warrants or rights will not have any right to the proceeds held in the trust account with respect to the warrants or rights, respectively. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights as described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic business combinations. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the initial business combination of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants and rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at 10900 NE 4th Street, Suite 2300, Bellevue, WA 98004 and 37 Gukjegeumyung-ro 2-gil, #2204, Yeongdeungpo-gu, Seoul, South Korea, and our telephone number is (425) 635-7700 and +82 2 761 6051 respectively. Our executive offices are provided to us by an affiliate of our sponsor. Commencing on the date of this prospectus, we have agreed to pay an affiliate of our sponsor a total of $7,500 per month for office space, utilities and secretarial and administrative support. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary, in the exercise of their respective business judgement, to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination. We do not have an employment agreement with any member of our management team.

Periodic Reporting and Financial Information

We will register our units, common stock, warrants and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls.

The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination. Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $250 million as of the prior June 30th and (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year or the aggregate worldwide market value of our common stock held by non-affiliates equaled or exceeded $700 million as of the prior June 30th.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination and if We Fail to Complete Our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.20 per public share), including interest earned on the funds held in the

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.

If we are unable to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.20 per public share) including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 as described elsewhere in this prospectus and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed initial business combination.

Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and taxes payable.

If the permitted purchases described above are made there would be no impact to our remaining stockholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$61,200,000, consisting of the net proceeds of this offering and the proceeds from the sale of the placement units, will be deposited into a trust account in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock

Approximately $51,300,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-

	Terms of Our Offering	Terms Under a Rule 419 Offering
	Transfer & Trust Company acting as trustee.	dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$61,200,000, consisting of the offering proceeds and the proceeds from the sale of the placement units, held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) amounts released to us, up to $100,000 annually, for any taxes paid or payable, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

We expect the units will begin trading on or promptly after the date of this prospectus. The common stock, warrants and rights comprising the units will begin separate trading on the 90th day following the date of this prospectus unless Chardan informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

No trading of the units or the underlying common stock, warrants and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, upon the completion of our initial business combination,

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a

Terms of Our Offering	Terms Under a Rule 419 Offering

subject to the limitations described herein. We may not be required by law to hold a stockholder vote. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules.

If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

Business combination deadline

If we are unable to complete an initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If a business combination has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder (including our affiliates), together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell any Excess Shares in open market transactions.

Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

Tendering stock certificates in connection with redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the initial business combination, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed initial business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Accordingly, a public stockholder would have up to two days prior to the vote on the initial business combination to tender its shares if it wishes to seek to exercise its redemption rights.

Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us, subject to an annual limit of $100,000 (plus any permitted carryover), to pay our tax obligations or dissolution expenses, the proceeds from this offering and the proceeds the sale of the placement units held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete an initial business combination within the required time frame (subject to the requirements of applicable law). On the completion of our initial business combination, all amounts held in the trust account will be released to us, less amounts released to a separate account controlled by the trustee for disbursal to redeeming stockholders. We will

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Terms of Our Offering	Terms Under a Rule 419 Offering

use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination.

MANAGEMENT

Officers, Directors and Director Nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position
Kuk Hyoun Hwang	47	Chief Executive Officer and Director
David J. Yoo	48	Chief Financial Officer
Jun Chul Whang	58	Director
Steven Reed	72	Director nominee and nominee for Chairman of the Board
Rad Roberts	54	Director nominee
In Chul Chung	59	Director nominee
Hosun Euh	45	Director nominee
Jin Whan Park	55	Director nominee

Kuk Hyoun Hwang has been the Chief Executive Officer and a director of the company since March 2020. Mr. Hwang is the Managing Partner of BCM, which he founded in August 2012. BCM is the South Korea advisor for BAM, a subsidiary of Bellevue Group AG, a Swiss financial group holding company with global healthcare investing expertise which is publicly listed on the Swiss Exchange (SIX) and oversees assets under management of approximately $11 billion, primarily invested in private and public equities across the global healthcare sector. As a representative of BAM, Mr. Hwang has advised numerous clients, including end-investors and product distributors, on global healthcare investments with strategic sectoral approaches. He is also the Chief Executive Officer of BCM Europe, a position he has held since March 2020. Since July 2019 until April 2021, Mr. Hwang has also served as Chief Executive Officer of OSR Holdings Ltd., a global healthcare holding company and a wholly-owned subsidiary of BCM, where he has also served as chairman since July 2019. Prior to founding BCM in 2012, Mr. Hwang served with financial services firms in Korea and the U.S., including North Head Capital Partners LLC from 2011-2012, Kim Eng Research Korea and Kim Eng Securities USA from 2006-2008, and Shinhan Investment Corp from 2002-2004 and 2006. Mr. Hwang received a BA in sociology from Korea University in 1998. We believe Mr. Hwang is well qualified as a director because of his significant investment and capital markets expertise within the healthcare industry.

David J. Yoo has been the Chief Financial Officer of the company since September 2021. Mr. Yoo has over 25 years of experience in corporate finance, investment analysis and public company management. Since July 2019, Mr. Yoo has been the executive director and operating management member of Decorstandard Corp., an early-stage designer and distributor of PVC and PPU-based interior solutions in Bergenfield, NJ. From March 2013 to January 2019, Mr. Yoo was the president and CEO of Agabang USA, Inc. the wholly-owned subsidiary of Agabang & Company, Ltd, (KOSDAQ: 013990), a Korean vertically integrated retailer of infant and children’s apparel and accessories. Before Agabang, Mr. Yoo was the managing director and partner, from August 2010 to March 2013, of China Select Capital Partners Corp. subsequently acquired by Roadman Investments Corp, a TSXV-listed investment issuer. Mr. Yoo was the CFO of Ord Mountain Resources Corp., (TSXV: OSR) a portfolio company of Roadman Investments Corp, from July 2019 until February 2021. From 2008 to 2010, Mr. Yoo was the managing director at SF Investment, a Seoul-based private equity firm. Mr. Yoo was also at Early Bird Capital from 2004 to 2008, as a vice president in investment banking focused on Special Purpose Acquisition Companies. Mr. Yoo was previously in various investment analyst roles at firms including Dalewood Associates, Ardour Capital, KPMG International and the Doosan Group. He has served as a director and member of the audit committee at Tremisis Energy Acquisition Corp II (NYSE Amex: TGY). Mr. Yoo earned a B.A. in psychology from the University of California at Berkeley and an M.B.A. in finance from the Leonard N. Stern School of Business at New York University. We believe Mr. Yoo is well qualified as an officer because of his significant capital markets, investment and public company operating experiences.

Jun Chul Whang has been a director of the company since August 2020. Mr. Whang has been an advisor to BCM since January 2015, and starting in June 2018, has served as General Counsel and consultant to BCM. In

August 2020, he became a Member of BCM. As a Member, Mr. Whang provides legal and strategic advice to BCM on cross-border transactional matters. Since April 2019, Mr. Whang has also been General Counsel to ELA Partners (an affiliate of Stonehaven, a global capital raising fintech platform), which specializes in capital raising for selective alternative investment opportunities globally. From May 2016 to May 2018, Mr. Whang was Partner at the law firm of Greenspoon Marder (“GM”). Mr. Whang was also Partner (having joined as an associate) at the law firm of Jacob, Medinger & Finnegan, LLP (“JMF”) from July 1992 until May 2016, when JMF merged with GM. From 1990 to 1992, Mr. Whang was an associate attorney with Cadwalader Wickersham & Taft. During his career as an attorney, Mr. Whang represented major international companies in product liability litigation and regulatory risk management domestically and internationally (Europe and Korea). His language capabilities include Korean, Spanish, French and Japanese (conversational). Mr. Whang earned a BA in Government from Dartmouth College in 1986, a JD from Cornell Law School in 1989, and an LLM in International and Comparative Law (with Distinction) from Georgetown Law Center in 1990. We believe Mr. Whang is well qualified to serve as a director because of his varied and extensive legal experience.

Dr. Steven G. Reed will become a director and our Chairman of the Board at the closing of this offering. In 2017 Dr. Reed, founded and now serves as President and Chief Executive Officer of HDT Bio, a biotechnology company focused on novel immunotherapy approaches for cancer and infectious diseases. In 2014, Dr. Reed founded Afrigen Biologics, a company in Cape Town, South Africa, focused on vaccines for tuberculosis and other infectious diseases, where he served as Director until August 2019. In 2008, Dr. Reed co-founded Immune Design Corp. (IMDZ, Nasdaq), a cancer therapeutics company, where he served as Chief Executive Officer until 2011. He also founded Dharma Therapeutics, a transdermal patch company, where he served as President from 2005 to 2008. In 1994 he co-founded Corixa Corporation where he served as Executive Vice President and Chief Scientific Officer until 2004. Since 1993, Dr. Reed has served as both Adjunct Professor of Medicine at Cornell University Medical College in New York and as Research Professor of Pathobiology at the University of Washington. Dr. Reed founded the Infectious Disease Research Institute (“IDRI”) in Seattle in 1993 and served as its President and CEO from 2014 to December 2019. He serves on several editorial review committees, has served as a member of the Tropical Medicine Review Board of the National Institute of Health, and as a member of the Vaccine Development Steering Committee of the World Health Organization. Dr. Reed is the author of over 400 publications, holds more than 100 patents and has raised over $150 million in grants during his career. Dr. Reed earned a BA in Biology from Whitman College in 1973, a MS in Microbiology in 1977 from the University of Montana and a PhD in Microbiology and Immunology from the University of Montana in 1979. We believe Dr. Reed is qualified to serve as a member of our board because of his leadership skills demonstrated throughout his career spanning over 40 years in science, academia, entrepreneurship and executive management, and his extensive academic background and experience with companies in the diagnostics, vaccine and therapeutics fields.

Dr. Rad Roberts will become a director at the closing of this offering. Dr. Roberts has served as Director of Corporate Relations for the University of Washington since January 2015, where he is responsible for starting and growing partnerships between University of Washington health sciences researchers and life science companies, including pharma, biopharma, and medical device companies. Since September 2018, he has served as Co-chair for the Life Sciences Committee for Keiretsu Northwest, an investor network, where he runs the group that screens early stage companies and helps them prepare for the Keiretsu investor forums. Since January 2015, Dr. Roberts has been a consultant to Elysium Holdings, working on a National Science Foundation contract to train Industrial Liaison Officers at National Science Foundation-funded Engineering Research Centers around the United States. Dr. Roberts earned a B.S. at Stanford University in 1990, a Ph.D. in Biology, focusing on genetics and biochemistry, at the Massachusetts Institute of Technology in 1997, and conducted post-doctoral work at the University of Washington. We believe that Dr. Roberts is qualified to serve as a member of our board because of his significant experience advising and evaluating early stage life science companies, including therapeutics companies, as well as building partnerships with pharma and other large companies.

Dr. In Chul Chung will become a director at the closing of this offering. Dr. Chang has served as Chief Executive Officer of Panacea Ltd., an industrial manufacturing, distribution and biotech drug research and development company, since August 2021. As Chief Executive Officer of Panacea, Ltd., Dr. Chang is responsible for the overall strategic direction, business developments, corporate finance and operating activities of the company. Dr. Chung served as Chief Financial Officer of CrystalGenomics Inc., a publicly-listed biopharmaceutical company in South Korea, from January 2016 to December 2021. As Chief Financial Officer of CrystalGenomics Inc., Dr. Chung headed the Corporate Planning and Strategies department and his responsibilities encompass business developments, financial planning and management, international relations and strategic investments. From November 2014 to December 2015, Dr. Chung was both a Visiting Professor at Seoul School of Integrated Sciences & Technologies and Senior Advisor at Alix Partners, where his responsibilities included advising in connection with execution of a turnaround project for a semiconductor company. Additionally, Dr. Chung was Senior Executive Vice President at the STX Group, from 2011 to 2014, Partner with consulting firm A.T. Kearney, from 2001 to 2008 and Co-Founder and Partner of the Korean office of global consulting firm Monitor Group, from 1989 to 2000. Dr. Chung received a BS in Business Administration from Seoul National University in 1986, an MBA from Seoul National University Graduate School of Business Administration in 1988 and PhD in International Business and Strategy from Seoul National University Graduate School of Business Administration in 1997. We believe Dr. Chung is well qualified to serve as a director because of his experience in the areas of corporate strategic planning, mergers and acquisitions and business strategies.

Hosun Euh will become a director at the closing of this offering. Mr. Euh founded and has served as Managing Partner of VTI Partners Ltd., a private equity firm based in South Korea, since June 2021. Prior to this, Mr. Euh joined Goldman Sachs Korea in 2007 and served in various investment banking positions until June 2021. From June 2018 to March 2021, he served as Chief Operating Officer of Investment Banking Division at Goldman Sachs Korea, responsible for covering Korean conglomerates and financial sponsors as well as execution of M&A and capital market transactions. Prior to Goldman Sachs, he was employed at Lazard Asia Ltd. from 2006 to 2007 and Samsung Securities Co., Ltd. from 2003 to 2006 focusing on M&A advisory. Since 2003, Mr. Euh has completed over 50 M&A, capital markets and activism defense advisory transactions. Mr. Euh earned a Bachelor of Business Administration from Korea University in 2003. We believe Mr. Euh is qualified to serve as a member of our board because of his extensive transactional expertise in capital markets.

Jin Whan Park will become a director at the closing of this offering. Mr. Park has served as Chief Executive Officer of JWP & Partners since founding the firm in 2011. From 2006 to 2012, Mr. Park was Director and Head of Investment Banking at Yuhwa Securities, where he advised on M&A transactions for corporate clients listed on the KOSDAQ. From 2008 to 2009, he was President of Biomass Korea, where he negotiated a supplier contract with Samsung Electronics and oversaw biomass production. From 2001 to 2006, he was Deputy Chief Executive Officer of AdNetworks where he provided investment consulting services for public companies in Korea. From 2000 to 2001, Mr. Park was Chief Financial Officer and Chief Marketing Officer at KRBIZ, which was an IT consulting business with major clients including Samsung, Korea University and Nonghyup Credit Agricole Asset Management. Mr. Park began his career at Hana Bank in their Corporate Finance Unit, where he worked as a loan officer and credit analyst from 1994 to 2000. Mr. Park is an active board member at Sungbo Scholarship Foundation, a family trust established in September 2018 by the founders of Yuhwa Securities. Mr. Park received his BA in Business Administration from Korea University in 1994. We believe Mr. Park is well qualified to serve as a director considering his history of company leadership and track record in executing transactions.

Number and Terms of Office of Officers and Directors

We will have seven directors and two officers upon completion of this offering. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of our initial directors will expire at our first annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman of the Board, a Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the board of directors.

Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us. Commencing on the date of this prospectus, we have agreed to pay an affiliate of our sponsor a total of $7,500 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Other than as set forth elsewhere in this prospectus, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers, directors or any affiliate of our sponsor, officers or directors, prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) except that we may pay BCM and/or any of its affiliates, partners or employees a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination; the amount of any fee we pay to BCM and/or any of its affiliates, partners or employees will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest. Our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisors or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Drs. Reed, Roberts and Chung, and Mr. Euh and Mr. Park, are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Our board of directors will have two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Prior to the consummation of this offering, we will establish an audit committee of the board of directors. Dr. Chung and Messrs. Park and Euh will serve as members of our audit committee, and Dr. Chung will chair the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Dr. Chung and Messrs. Park and Euh meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Park qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Prior to the consummation of this offering, we will establish a compensation committee of the board of directors. Drs. Reed and Roberts will serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Drs. Reed and Roberts are independent and Dr. Reed will chair the compensation committee.

We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of $7,500 per month, for up to 12 months, for office space, utilities and secretarial and administrative support, reimbursement of expenses, and payment to BCM and/or any of its affiliates, partners or employees a fee for financial advisory services rendered in connection with our initial business combination, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other advisor and will be directly responsible for the appointment, compensation and oversight of the work of any such advisor. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other advisor, the compensation committee will consider the independence of each such advisor, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Drs. Reed, Roberts and Chung and Mr. Euh and Mr. Park. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Ethics

Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”

Conflicts of Interest

Subject to pre-existing fiduciary or contractual duties as described below, our officers and directors have agreed to present any business opportunities presented to them in their capacity as a director or officer of our company to us. Certain of our officers and directors presently have fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We believe, however, that the fiduciary duties or contractual obligations of our officers or directors will not materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers have agreed not to become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we liquidate the trust fund. Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our initial stockholders have agreed to waive their redemption rights with respect to any founder shares, placement shares, equity participation shares and any public shares purchased by them in the offering in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to any founder shares, placement shares and equity participation shares held by them if we fail to consummate our initial business combination within 9 months or such other time period as our stockholders may approve after the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the placement units held in the trust account will be used to fund the redemption of our public shares, and the placement securities will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable by our sponsor until the earlier of: (A) three years after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the placement securities will not be transferable, assignable or saleable by our sponsor or its permitted transferees until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock, warrants and rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•

We may pay BCM and/or any of its affiliates, partners or employees a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination. The amount of any fee we pay to BCM and/or any of its affiliates, partners or employees will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest

•

Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our initial stockholders, officers or directors or their affiliates to finance transaction costs in connection with an intended initial business combination. Up to $1,000,000 of such loans may be convertible into units, at a price of $10.00 per units at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual(1)	Entity	Entity’s Business	Affiliation
Kuk Hyoun Hwang	Bellevue Capital Management	Investment	Managing Partner
	OSR Holdings Ltd.	Healthcare Holding Company	Chairman of Board
	BCM Europe	Investment	Officer

David J. Yoo	Bellevue Capital Management	Investment	Chief Financial Officer
	Decorstandard Corp	Industrial	Executive Director and Operating Management Member

Jun Chul Whang	Bellevue Capital Management	Investment	General Counsel and Member
	ELA Partners	Capital Raising	General Counsel

Steven Reed	HDT Bio	Life Sciences	Founder and Officer

	Curevo Vaccine	Biotechnology	Board Member

Rad Roberts	University of Washington	Biopharmaceutical Research	Director

In Chul Chung	CrystalGenomics, Inc.	Biopharmaceutical	Officer
	Panacea Ltd.	Industrial and Biotech	Chief Executive Officer and Director

Hosun Euh	VTI Partners	Investment	Officer

Jin Whan Park	JWP & Partners	Consulting	Officer
	Sungbo Scholarship Foundation	Nonprofit	Director

(1)	Each person has a fiduciary duty with respect to the listed entities next to their respective names.

Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view and a majority or our disinterested independent directors approve such business combination.

In the event that we submit our initial business combination to our public stockholders for a vote, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote any founder shares held by them and any public shares purchased during or after the offering (including in open market and privately negotiated transactions) in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We may, but are not obligated to, purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers, directors and director nominees that beneficially owns shares of our common stock; and

•	all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

On July 30, 2020, our sponsor purchased 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor (of which up to 225,000 shares are subject to forfeiture in the event the underwriters’ over-allotment option is not exercised in full). The following table presents the number of shares and percentage of our common stock beneficially owned as of the filing date, before and after this offering, by each person, or group of persons, known to us who beneficially owns more than 5% of our capital stock, each named executive officer, each of our directors and all directors and executive officers as a group. The Before Offering and After Offering numbers and percentages presented below assume that the underwriters do not exercise their over-allotment option, and so our sponsor forfeits 225,000 founder shares on a pro rata basis, and that there are 7,890,000 shares of our common stock issued and outstanding after this offering.

Name and Address of Beneficial Owner(1)	Before Offering		After Offering
	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Bellevue Global Life Sciences Investors LLC(2) (3)	1,500,000	100.0%	1,180,000	15.0%
Kuk Hyoun Hwang(2)(3)	1,500,000	100.0%	1,180,000	15.0%
BCM Europe(3)	—	—	680,000	8.6%
David J. Yoo	—	—	—	—
Jun Chul Whang(4)	—	—	—	—
Steven Reed	—	—	—	—
Rad Roberts	—	—	—	—
In Chul Chung	—	—	—	—
Hosun Euh	—	—	—	—
Jin Whan Park	—	—	—	—
All executive officers and directors as a group (8 individuals)	1,500,000	100.0%	1,180,000	15.0%

(1)	The business address of each of these entities and individuals is at 10900 NE 4th Street, Suite 2300, Bellevue, WA 98036.
(2)

Before offering interests shown consist of 1,500,000 founder shares beneficially owned following the forfeiture of 225,000 shares. After offering interests shown consist of (i) 1,500,000 shares beneficially owned following the forfeiture of 225,000 shares, (ii) the transfer of 30,000 shares to the underwriters,

(iii) 390,000 placement shares (but excludes any shares issuable upon exercise of the placement warrants or upon conversion of the placement rights) held of record by Bellevue Global Life Sciences Investors LLC, our sponsor. Mr. Hwang, our Chief Executive Officer and a Director, is the founder and managing partner of Bellevue Capital Management LLC, the general partner of our sponsor, and has voting and dispositive power over the shares, and (iv) the transfer of 680,000 shares to BCM Europe.

(3)

The promissory note between our sponsor and BCM Europe is convertible into 680,000 shares of Common Stock held by our Sponsor at the election of either our sponsor or BCM Europe on or after the commencement of this offering (which will not result in any additional dilution or issuance of additional shares by the Company).

(4)	Interest do not include shares held by our sponsor. Mr. Whang is a minority owner of our sponsor but has no voting or dispositive power over the shares held by our sponsor.

Immediately after this offering, our initial stockholders will beneficially own approximately 23.6% of the then-issued and outstanding shares of our common stock, including the placement shares, and assuming our initial stockholders do not purchase any units in this offering. Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. If we increase or decrease the size of the offering, we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership (including equity participation shares transferred to the underwriters) at 20.0% of the issued and outstanding shares of common stock upon the consummation of this offering (excluding placement shares). Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination.

The holders of the founder shares and placement shares have agreed (A) to vote any shares owned by them in favor of any proposed initial business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.

Our sponsor, executive officers, directors, BCM and its partners are deemed to be our “promoters” as such term is defined under the federal securities laws.

Restrictions on Transfers of Founder Shares and Placement Units

The founder shares and the placement units and securities contained therein are each subject to transfer restrictions pursuant to lock-up provisions in letter agreements with us to be entered into by our sponsor, officers and directors and, in the case of the founder shares, Continental Stock Transfer & Trust Company as escrow agent. Those lock-up provisions provide that such securities are not transferable or salable until 36 months after the date of the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, except in each case (1) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor (including to BCM Europe pursuant to the BCM Europe Note (as defined below)), (2) in the case of an entity, as a distribution to its partners, stockholders or members upon its liquidation, (3) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is holder or a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (4) in the case of an individual, by virtue of laws of descent and distribution upon death; (5) in the case of an individual, pursuant to a qualified domestic relations order; (6) by certain pledges to secure obligations incurred in connection with purchases of our securities; (7) by private sales at prices no greater than the price at which the securities were originally purchased; (8) by virtue of the laws of Delaware; (9) by virtue of our sponsor’s limited liability limited partnership agreement upon dissolution of our sponsor; (10) in the event of our liquidation prior to the completion of our initial business combination; (11) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination; (12) the transfer of 30,000 founder shares (or 34,500 founder shares if the over-allotment option is exercised in full) to the underwriters to be held in escrow until the completion of our initial business combination, or (13) in the case of the founder shares, for the cancellation of up to 225,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination provided, however, that in the case of clauses (1) through (11), unless we provide our prior consent, these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus). Additionally, the lock-up provisions will expire with respect to 50% of the securities subject thereto in the event that the closing price of the company’s common stock exceeds $12.50 for any 20 trading days within a 30-day trading day period following the consummation of the business combination.

Registration Rights

The holders of the founder shares, equity participation shares, placement units, and units that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to two demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the expenses incurred in connection with the filing of any such registration statements. Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration date of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On July 30, 2020, we issued an aggregate of 1,437,500 founder shares to our sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.017 per share. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor (of which up to 225,000 shares are subject to forfeiture in the event the underwriter’s over-allotment option is not exercised in full). The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares upon completion of this offering (excluding the placement units and underlying securities). If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of our issued and outstanding common stock upon the consummation of this offering (excluding the placement shares). Up to 225,000 founder shares are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The founder shares are subject to restrictions on transfer pursuant to letter agreements described above under “Principal Stockholders — Restrictions on Transfers of Founder Shares and Placement Units.”

Our sponsor has agreed to purchase an aggregate of 390,000 placement units at a price of $10.00 per unit, for an aggregate purchase price of $3,900,000. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares or placement shares, and the placement warrants and placement rights will expire worthless if we do not consummate a business combination within the allotted 9 month period or such other time period as our stockholders may approve.

On March 31, 2022, our sponsor entered into a promissory note with BCM Europe in the principal amount of $3,400,000 with a maturity date of December 9, 2023 (the “BCM Europe Note”). The proceeds of the BCM Europe Note will be used to fund our sponsor’s purchase of the placement units. On or after the consummation of this offering, the BCM Europe Note is convertible at the election of either our sponsor or BCM Europe into 680,000 shares of Common Stock held by our sponsor (which will not result in any additional dilution or issuance of additional shares by the Company).

We may pay BCM and/or any of its affiliates, partners or employees a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination. The amount of any fee we pay to BCM and/or any of its affiliates, partners or employees will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest.

Commencing on the date of this prospectus, we have agreed to pay BCM, an affiliate of members of our sponsor, a total of $7,500 per month for office space, utilities and secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers, directors or any affiliate of our sponsor, officers, directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has loaned to us $900,000 under promissory notes which was used to pay a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of May 24, 2023 or the closing of this offering. At the closing of this offering, the promissory notes will be deemed to be repaid and settled in connection with the private placement.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units issuable upon conversion of the working capital loans would be identical to the placement units. The terms of such loans by our initial stockholders, officers and directors or their affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial stockholders, officer and directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of the founder shares, equity participation shares, placement units, and units that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to two demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration date of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that our initial business combination is fair to our company from a financial point of view and a majority of our disinterested independent directors approve such business combination. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers, directors or any affiliate of our sponsor, officers, directors prior to, for services rendered to us prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers, directors or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Payment to an affiliate of our sponsor of $7,500 per month, for up to 12 months, for office space, utilities and secretarial and administrative support;

•

we may pay BCM and/or any of its affiliates, partners or employees a fee for financial advisory services rendered in connection with our identification, negotiation and consummation of our initial business combination; the amount of any fee we pay to BCM and/or any of its affiliates, partners or employees will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of our audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•

Repayment of loans which may be made by our initial stockholders, officers and directors or their affiliates to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units issuable upon conversion of the working capital loans would be identical to the placement units. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors, advisors or our or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of common stock, one redeemable warrant entitling the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and one right to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination. Each ten rights entitle the holder thereof to receive one share of common stock at the closing of a business combination. We will not issue fractional shares. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination.

We expect the common stock, warrants and rights comprising the units will begin separate trading on the 90th day following the closing of this offering unless Chardan informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, warrants and rights.

In no event will the common stock, warrants and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Upon the closing of this offering, 7,890,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 225,000 founder shares by our sponsor), consisting of:

•	6,000,000 shares of our common stock underlying the units being offered in this offering; and

•

1,890,000 founder shares, shares underlying units being offered in the private placement and founder shares transferred to the underwriters (which will be placed in escrow until the consummation of an initial business combination.

Our sponsor has agreed to purchase an aggregate of 390,000 placement units at a price of $10.00 per unit, for an aggregate purchase price of $3,900,000. Our initial stockholders will hold an aggregate of approximately 23.6% of the issued and outstanding common stock (approximately 23.1% if the underwriters’ over-allotment option is exercised in full) following the offering and the expiration of the underwriters’ over-allotment option. If we increase or decrease the size of this offering, we will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders (including equity participation shares transferred to the underwriters) at 20% of our issued and outstanding common stock upon the consummation of this offering (excluding the placement shares).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.20 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and placement shares and any public shares held by them in connection with the completion of our initial business combination. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately- negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, pursuant to the letter agreement our sponsor, officers and directors have agreed to vote their founder shares, placement shares and any public shares purchased during or after this offering (including in open market and privately negotiated transactions) in favor of our initial business combination. Chardan has also agreed to vote all public shares purchased during or after this offering (including in open market and privately negotiated transactions) or received as equity participation shares in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares and placement shares, and equity participation shares received by Chardan, we would need only 2,055,001 or approximately 34.5%, of the 6,000,000 remaining shares sold in this offering to be voted in favor of an initial business combination (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation, if we do not to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for working capital, up to $100,000 annually, or to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares and placement shares held by them if we fail to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares, BCM Europe Note and Placement Units

On July 30, 2020, our sponsor purchased 1,437,500 shares, which we refer to throughout this prospectus as the “founder shares” for an aggregate purchase price of $25,000, or approximately $0.017 per share. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor. The founder shares include an aggregate of up to 225,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial stockholders (including equity participation shares transferred to the underwriters) will collectively own 20.0% of our issued and outstanding shares after this offering (excluding the placement shares and assuming our initial stockholders do not purchase public units in this offering).

On March 31, 2022, our sponsor entered into the BCM Europe Note with BCM Europe in the principal amount of $3,400,000 with a maturity date of December 9, 2023. The proceeds of the BCM Europe Note were used to fund our sponsor’s purchase of the placement units. On or after the consummation of this offering, the BCM Europe Note is convertible at the election of either our sponsor or BCM Europe into 680,000 shares of common stock held by our sponsor (which will not result in any additional dilution or issuance of additional shares by the Company).

The founder shares are identical to the public shares. However, holders of our founder shares have agreed (A) to vote their founder shares, placement shares and any public shares acquired in or after this offering in favor of any proposed business combination, (B) not to propose, or vote in favor of, prior to and unrelated to an initial business combination, a resolution that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 9 months or such other time period as our stockholders may approve of the closing of this offering, unless we provide public stockholders an opportunity to redeem their public shares in conjunction with any such extension, (C) not to redeem any shares, including placement shares, into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares and placement shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

On the date of this prospectus, the founder shares will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. These shares will not be transferred, assigned, sold or released from escrow until 36 months after the date of the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except (1) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor or any affiliates of our sponsor (including to BCM Europe pursuant to the BCM Europe Note), (2) if a holder is an entity, as a distribution to its partners, stockholders or members upon its liquidation, (3) by gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, an affiliate of such person or to a charitable organization, (4) by virtue of the laws of descent and distribution upon death, (5) pursuant to a qualified domestic relations order, (6) by certain pledges to secure obligations incurred in connection with purchases of our securities, (7) by private sales at prices no greater than the price at which the securities were originally purchased, (8) by virtue of the laws of Delaware, (9) by virtue of our sponsor’s limited liability limited partnership agreement upon dissolution of our sponsor, (10) in the event of our liquidation prior to the completion of our initial business combination, (11) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our completion of our initial business combination, (12) the transfer of 30,000 founder shares (or 34,500 founder shares if the over-allotment option is exercised in full) to the underwriters to be held in escrow until the completion of our initial business combination, or (13) for the cancellation of up to 225,000 shares of common stock subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part or in connection with the consummation of our initial business combination, in each case (except for clauses 8 through 12 or with our prior consent) where the transferee agrees to the terms of the escrow agreement and the insider letter. Additionally, the lock-up provisions will expire with respect to 50% of the securities subject thereto in the event that the closing price of the Company’s common stock exceeds $12.50 for any 20 trading days within a 30-day trading day period following the consummation of the business combination.

In addition, our sponsor has committed to purchase from us an aggregate of 390,000 placement units at $10.00 per unit for a total purchase price of $3,900,000. This purchase will take place on a private placement basis simultaneously with the consummation of this offering.

Proceeds we receive from the private placement will be placed in the trust account and, together with the interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest released to us to pay dissolution expenses), shall not be released to us until the earlier of the completion of our initial business combination and our redemption of the shares of common stock sold in this offering upon our failure to consummate a business combination within the required period. We are not permitted to use the proceeds placed in the trust account and the interest earned thereon to pay any excise taxes or any other similar fees or taxes in nature that may be imposed on us pursuant to any current, pending or future rules or laws, including without limitation any excise tax imposed under the Inflation Reduction Act of 2022 (the “IRA”) on any redemptions or stock buybacks by us.

Proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete our initial business combination within 9 months or such other time period as our stockholders may approve, the proceeds from the sale of the placement units held in the trust account will be included in the liquidating distribution to the holders of our public shares.

The placement units are identical to the units sold as part of the public units in this offering, except as described in this prospectus. However, our initial stockholders have agreed (A) to vote their founder shares, placement shares, equity participation shares and any public shares purchased in or after this offering in favor of any proposed business combination, (B) not to propose, or vote their founder shares, placement shares, equity participation shares and any public shares purchased in or after this offering in favor of, prior to and unrelated to an initial business combination, a resolution that would affect the substance or timing of the ability of public stockholders to exercise redemption rights as described herein or of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 9 months or such other time period as our stockholders may approve of the closing of this offering, unless we provide public stockholders an opportunity to redeem their public shares in conjunction with any such extension, (C) not to redeem their founder shares, placement shares, equity participation shares and any public shares purchased in this offering into the right to receive cash from the trust account in connection with a stockholder vote to approve our proposed initial business combination or sell any shares to us in any tender offer in connection with our proposed initial business combination, and (D) that the founder shares, placement shares and equity participation shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Our sponsor has loaned to us $900,000 under promissory notes which has been used to pay a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of May 24, 2023 or the closing of this offering. At the closing of this offering, the promissory notes will be deemed to be repaid and settled in connection with the private placement.

If public units or shares of common stock are purchased by any of our directors, officers or initial stockholders, they will be entitled to funds from the trust account to the same extent as any public stockholder upon our liquidation but will not have redemption rights prior thereto.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Redeemable Warrants

Public Stockholders’ Warrants

Each warrant entitles the registered holder to purchase one share of common stock. The warrants entitle the holder thereof to purchase shares of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on 30 days after the completion of our initial business combination.

The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use commercially reasonable best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $16.50 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination (net of redemptions), and (z) the Market Value is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) and (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our common stock if we do not complete our initial business combination within 9 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrantholder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us or the warrant agent arising out of or relating in any way to the warrant agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and each of us irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Placement warrants

Except as described below, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. The placement warrants (including the common stock issuable upon exercise of the placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Placement Units,” to our officers and directors and other persons or entities affiliated with our sponsor).

In order to finance transaction costs in connection with an intended initial business combination, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required.

Up to $1,000,000 of such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units. However, as the units would not be issued until consummation of our initial business combination, any warrants underlying such units would not be able to be voted on an amendment to the warrant agreement in connection with such business combination. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of our securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of our securities.

Our sponsor has agreed not to transfer, assign or sell any of the placement warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Placement Units” made to our officers and directors and other persons or entities affiliated with our sponsor.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of a share of common stock upon consummation of our initial business combination, even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the initial business combination or an amendment to our certificate of incorporation with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

The rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Risks Related to our Securities — Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership at 20.0% of the issued and outstanding shares of common stock upon the consummation of this offering (assuming no purchase in this offering). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Warrant Agent and Rights Agent

The transfer agent for our common stock, warrant agent for our warrants and rights agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, warrant agent and rights agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders will collectively beneficially own approximately 23.6% of our common stock upon the closing of this offering (including the placement shares and assuming they do not purchase any other units in this offering). Our initial stockholders will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

If we are unable to complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) above to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•

Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•

Although we do not intend to enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair to our company from a financial point of view and a majority of our disinterested independent directors approve such business combination;

•

If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•

So long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination;

•

If our stockholders approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 9 months or such other time period as our stockholders may approve from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for working capital or to pay our taxes, divided by the number of then outstanding public shares; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of underwriters’ fees and commissions.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors or by our Chief Executive Officer.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Board of Directors

Subject to our amended and restated certificate of incorporation, the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over- allotment option) we will have 7,890,000 (or 9,015,000 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 6,000,000 shares (or 6,900,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,890,000 (or 2,115,000 if the underwriters’ over-allotment option is exercised in full) shares, including all 390,000 placement shares, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. These restricted securities will be entitled to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of shares of common stock then outstanding, which will equal 78,900 shares immediately after this offering (or 90,150 shares if the underwriters exercise their over-allotment option in full); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and placement units (including component securities contained therein), as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, equity participation shares, placement units (including component securities contained therein) and units (including component securities contained therein) that may be issued upon conversion of working capital loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of the majority of these securities are entitled to make up to two demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements. Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration date of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

Listing of Securities

We intend to apply to list our units, common stock, warrants and rights on Nasdaq under the symbols “BLACU,” “BLAC”, “BLACW”, and “BLACR”, respectively. We expect that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our common stock, warrants and rights are eligible to trade separately, we anticipate that the shares of our common stock, warrants and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following are the material U.S. federal income and estate tax considerations with respect to your ownership and disposition of our units or components thereof, which we refer to collectively as our securities, assuming you purchase the securities in this offering and will hold them as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not address all of the U.S. federal income and estate tax considerations that may be relevant to you in light of your particular circumstances, and it does not describe all of the tax consequences that may be relevant to persons subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and traders in securities or foreign currencies;

•	persons holding our securities as part of a hedge, straddle, conversion transaction or other integrated transaction;

•	former citizens or residents of the United States;

•	U.S. persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax; and

•	tax-exempt organizations.

The following does not discuss any aspect of state, local or non-U.S. taxation. This discussion is based on current provisions of the Code, Treasury regulations, judicial opinions, published positions of the U.S. Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect.

If an entity that is treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner will generally depend on the status of the partner and the activities of the entity. If you are a partner in such an entity, you should consult your tax advisor.

WE URGE PROSPECTIVE INVESTORS TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS WITH RESPECT TO ACQUIRING, HOLDING AND DISPOSING OF OUR SECURITIES.

Each unit will be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock, one right, entitling a holder to 1/10 of a share of our common stock upon consummation of our initial business combination, and one warrant, with each warrant entitling the warrant holder to acquire one share of our common stock, subject to adjustment. In determining your basis for the common stock and warrant composing a unit, you should allocate your purchase price for the unit between the components on the basis of their relative fair market values at the time of issuance. You are urged to consult with your own tax advisor regarding such allocation.

Personal Holding Company Status

We could be subject to U.S. federal income tax at rates in excess of those generally applicable to corporations on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation will generally be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds, and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds, and charitable trusts, it is possible that more than 50% of our stock will be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

U.S. Holders

This section is addressed to U.S. holders of our securities. For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of a security that is:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation, or other entity taxable as a corporation, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If we do make distributions on our common stock, such distributions generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. Distributions in excess of our current or accumulated earnings and profits generally will first reduce your basis in the common stock (but not below zero) and then will be treated as gain realized on the sale or other disposition of the common stock (as described in the first paragraph under “— Sale or Other Disposition or Redemption of Common Stock” below).

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

The redemption feature of the common stock described under “Description of Securities — Common Stock” may be viewed as a position with respect to substantially similar or related property which diminishes your risk of loss and thereby affects your ability to satisfy the holding period requirements for the dividends received deduction or the preferential tax rate on qualified dividend income with respect to the time period prior to the approval of an initial business combination.

Disposition or Redemption of Common Stock and Disposition, Conversion or Expiration of Rights

Gain or loss you realize on the sale or other disposition of our common stock or rights (including a liquidation in the event we do not consummate a business combination within the required time) will be capital gain or loss. The amount of your gain or loss will be equal to the difference between your tax basis in the common stock or rights disposed of and the amount realized on the disposition. The deductibility of capital losses is subject to limitations. Any capital gain or loss you realize on a sale or other disposition of our common stock will generally be long-term capital gain or loss if your holding period for the common stock is more than one year. However, the redemption feature of the common stock described under “Description of Securities — Common Stock” could affect your ability to satisfy the holding period requirements for the long-term capital gain tax rate with respect to the time period prior to the approval of an initial business combination.

If you redeem your common stock and receive cash as described in “Description of Securities — Common Stock,” the redemption generally will be treated as a sale of common stock described in the preceding paragraph (rather than as a dividend or distribution). The redemption will, however, be treated as a dividend or distribution and taxed as described in “— Dividends and Distributions” above if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the redemption is not meaningfully reduced from what your percentage ownership was prior to the redemption. If you have a relatively minimal stock interest and, taking into account the effect of redemption by other stockholders, your percentage ownership in us is reduced as a result of the redemption, you may be regarded as having suffered a meaningful reduction in interest. For example, the IRS has ruled that any reduction in the stockholder’s proportionate interest constituted a “meaningful reduction” in a transaction in which a holder held less than 1% of the shares of a corporation and did not have management control over the corporation. You should consult your own tax advisor as to whether redemption of your common stock will be treated as a sale or as a dividend under the Code and, if you actually or constructively own 5% (or, if our stock is not then publicly traded, 1%) or more of our common stock before redemption, whether you are subject to special reporting requirements with respect to such redemption.

The conversion of rights into common stock should not be treated as a taxable transaction to a holder. Common stock received on such a conversion should have a tax basis equal to the tax basis of the rights converted. The holding period of such common stock should generally be tacked with the holding period of the rights from which they are converted. (It is not clear how the holding period of common stock received as the result of the conversion of rights with different holding periods will be treated.)

A holder of a right should be allowed a loss on the expiration of the right equal to the tax basis of such holder in such right. Such loss should be treated as a capital gain or loss to a holder in most cases.

Sale, Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a warrant (other than by exercise), you will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and your tax basis in the warrant. This capital gain or loss will be long-term capital gain or loss if, at the time of the sale or other disposition, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

In general, you will not be required to recognize income, gain or loss upon exercise of a warrant for its exercise price. Your basis in a share of common stock received upon exercise will be equal to the sum of (1) your basis in the warrant and (2) the exercise price of the warrant. Your holding period in the shares received upon exercise will commence on the day after you exercise the warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the common stock should commence on the day after the warrant is exercised. In the latter case, the holding period of the common stock would include the holding period of the exercised warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a warrant as a taxable exchange. You are urged to consult your own tax advisor as to the consequences of an exercise of a warrant on a cashless basis.

If a warrant expires without being exercised, you will recognize a capital loss in an amount equal to your basis in the warrant. Such loss will be long-term capital loss if, at the time of the expiration, the warrant has been held by you for more than one year. The deductibility of capital losses is subject to limitations.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price or the number of shares into which the warrants may be exercised were adjusted, that adjustment could be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If such adjustments are made in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the common stock and warrants will generally be taken into account in computing such a U.S. holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale or disposition of your shares of common stock or warrants. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your U.S. federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

This section is addressed to non-U.S. holders of the securities. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a security (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

Dividends and Distributions

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If, however, we were to pay taxable dividends to you with respect to your shares of common stock (including any deemed distributions treated as a dividend on the warrants, as described in “— Constructive Dividends on Warrants” below), those dividends would generally be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN or Form W-8BEN-E). A distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend generally will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock or Warrants” below. The full amount of any distributions to you may, however, be subject to United States withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale or Other Disposition of Common Stock or Warrants” below), we will withhold at least 15% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants and Conversion or Expiration of Rights

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, as described in “— U.S. Holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock, Rights or Warrants” would apply. Further, you should not be taxable on either the conversion of rights into common stock or the expiration of rights.

Sale or Other Disposition of Common Stock, Rights or Warrants

You generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe), rights (including the conversion or expiration of a right) or warrants (including an expiration or redemption of our warrants), unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•

you are an individual, you hold your shares of common stock, rights or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant or right. You are urged to consult your own tax advisors regarding the effect of holding the warrants or rights on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to U.S. federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 15% of the amount realized upon such disposition.

If you redeem your common stock into a right to receive cash as described in “Description of Securities — Common Stock,” the redemption generally will be treated as a sale of common stock rather than as a dividend or distribution. The redemption will, however, be treated as a dividend or distribution and taxed as described in “Dividends and Distributions” if your percentage ownership in us (including shares that you are deemed to own under certain attribution rules, such as the shares into which the warrants are exercisable) after the redemption is not meaningfully reduced from what your percentage ownership was prior to the redemption. See the discussion in “— U.S. Holders — Sale or Other Disposition or Redemption of Common Stock.” You should consult your own tax advisor as to whether redemption of your common stock will be treated as a sale or as a dividend under the Code.

Constructive Dividends on Warrants

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. If at any time during the period you hold warrants, however, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the warrants, the exercise price or the number of shares into which the warrants may be exercised were adjusted, that adjustment could be deemed to be the payment of a taxable dividend to you to the extent of our earnings and profits, notwithstanding the fact that you will not receive a cash payment. If the such adjustments are made in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to you. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to you. You should consult your tax advisor regarding the proper treatment of any adjustments to the warrants.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we may pay to you on your shares of common stock and the amount of tax we withhold on any such distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes backup withholding on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN or Form W-8BEN-E) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your U.S. federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Estate Tax

Common stock or rights owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death, or by an entity the property of which is potentially includible in such an individual’s gross estate, will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants.

Unearned Income Medicare Tax

If you are a foreign estate or trust, you may be subject to the Medicare contribution tax described under “U.S. Holders — Unearned Income Medicare Tax” above. Non-U.S. holders should consult their tax advisors regarding the possible implications of the Medicare contribution tax on their investments in the units.

FATCA

A 30% withholding tax will be imposed on payments to certain foreign entities of U.S.-source dividends and the gross proceeds of dispositions of stock (including our securities) that can produce U.S.-source dividends, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption has otherwise been established. This withholding tax will not currently apply, however, to payments of gross proceeds from dispositions of stock prior to the issuance of additional Treasury regulations. Potential investors should consult their tax advisors regarding the possible implications of this withholding tax on their investment in the units.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Chardan Capital Markets LLC is the representative for the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase from us the number of units listed next to its name in the following table:

Underwriters	Number of Units
Chardan Capital Markets LLC
Total	6,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Listing of our Securities

Our units, shares of common stock, warrants and rights will be quoted on Nasdaq under the symbols “BLACU,” “BLAC,” and “BLACW”, and “BLACR”, respectively. Our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date that our shares of common stock, warrants and rights are eligible to trade separately, we anticipate that our shares of common stock, warrants and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will continue to be listed on Nasdaq after this offering.

Over-allotment Option

We have granted the underwriters an option to buy up to 900,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Units sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus. The underwriters will be entitled to a cash underwriting discount of $1,200,000 (or $1,380,000 if the over-allotment option is exercised in full), or $0.20 per unit; provided that for each unit purchased by investors that are sourced by our sponsor, such underwriting discount will be reduced to $0.125 per unit payable in cash. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $             per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriters to other brokers or dealers at a discount of up to $             per unit from the public offering price. If all of the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

Pursuant to the underwriting agreement, Chardan has agreed to receive from our sponsor 30,000 founder shares (or up to 34,500 founder shares if the underwriters’ over-allotment option is exercised in full) as deferred equity. These shares have been deemed compensation by FINRA and will be subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1), commencing on the effective date of the registration statement of which this prospectus forms a part. Chardan has further agreed that these shares are placed in escrow until the consummation of an initial business combination. Pursuant to FINRA Rule 5110(e)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners; provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. We have granted the holders of our founder shares the registration rights as described under “Principal Stockholders—Registration Rights.” As described under the section “Principal Stockholders—Registration Rights,” Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional 900,000 units.

	Per Unit	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$60,000,000	$69,000,000
Discount(1)	$0.50	$3,000,000	$3,450,000
Proceeds before expenses(2)	$9.50	$57,000,000	$65,550,000

(1)

Such amount includes $1,800,000, or $0.30 per unit (or $2,070,000 if the underwriters’ over-allotment option is exercised in full) payable to the underwriter for deferred underwriting commissions upon completion of a business combination.

(2)	The offering expenses are estimated at $980,000.

We have agreed to reimburse the underwriters for certain expenses incurred in connection with this offering, including FINRA-related fees and expenses of the underwriters’, including fees of legal counsel, not to exceed $100,000.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants and rights were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the shares of common stock, warrants and rights underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	the per share amount of net proceeds being placed into the trust account;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00 and the underwriters comply with all other applicable rules.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus up to the amount of the over-allotment option. This is known as a covered short position. The underwriters may also create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus and the units allowed by the over-allotment option. This is known as a naked short position. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option. Determining what method to use in reducing the short position depends on how the units trade in the aftermarket following the offering. If the unit price drops following the offering, the short position is usually covered with shares purchased by the underwriters in the aftermarket. However, the underwriters may cover a short position by exercising the over-allotment option even if the unit price drops following the offering. If the unit price rises after the offering, then the over-allotment option is used to cover the short position. If the short position is more than the over-allotment option, the naked short must be covered by purchases in the aftermarket, which could be at prices above the offering price.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on Nasdaq, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

At this point Chardan is not being engaged and specifically excludes from the scope of services under its engagement as an underwriter of this Offering any services related to, and any responsibility or obligation to participate in, any aspect of our business combination and the Related Financings, such as identifying potential target companies, negotiating business combination terms, and/or finding investors for and negotiating a “PIPE” or any other financing transactions. However, we have agreed to provide Chardan with certain diligence-related and other rights with respect to our business combination and investments or other financings that are concurrent with, or otherwise in connection with, our business combination (“Related Financings”), including rights (but not obligations) of first refusal (“ROFR”) to act as financial advisor and book-running manager for in our business combination and the Related Financings.

Other than the ROFR described above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but we may do so at our discretion. However, any of the underwriters may introduce us to potential target businesses provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Resale Restrictions

We intend to distribute our securities in the Province of Ontario, Canada (the “Canadian Offering Jurisdiction”) by way of a private placement and exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in such Canadian Offering Jurisdiction. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Canadian resale restrictions in some circumstances may apply to resales of interests made outside of Canada. Canadian purchasers are advised to seek legal advice prior to any resale of our securities. We may never be a “reporting issuer”, as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which our securities will be offered and there currently is no public market for any of the securities in Canada, and one may never develop. Canadian investors are advised that we have no intention to file a prospectus or similar document with any securities regulatory authority in Canada qualifying the resale of the securities to the public in any province or territory in Canada.

Representations of Purchasers

A Canadian purchaser will be required to represent to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;

•	where required by law, that the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under Resale Restrictions; and

•

the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein are located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All of our assets and the assets of those persons are located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Collection of Personal Information

If a Canadian purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser authorizes the indirect collection of personal information pertaining to the Canadian purchaser by the Ontario Securities Commission (the “OSC”) and each Canadian purchaser will be required to acknowledge and agree that the Canadian purchaser has been notified by us (i) of the delivery to the OSC of personal information pertaining to the Canadian purchaser, including, without limitation, the full name, residential address and telephone number of the Canadian purchaser, the number and type of securities purchased and the total purchase price paid in respect of the securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520, Queen Street West, Toronto, Ontario, M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

LEGAL MATTERS

K&L Gates LLP, Seattle, Washington, has passed upon the validity of the securities offered hereby on behalf of us. Kirkland  & Ellis LLP, New York, New York advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Bellevue Life Sciences Acquisition Corp. as of December 31, 2021 and December 31, 2020 and for the year ended December 31, 2021, and for the period from February 25, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report therein which report includes an explanatory paragraph about the existence of substantial doubt concerning the company’s ability to continue as a going concern, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

Bellevue Life Sciences Acquisition Corp.

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements:
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of June 30, 2022 (unaudited) and December 31, 2021 and 2020	F-3

Statements of Operations for the three and six months ended June 30, 2022 and 2021 (unaudited) and for the year ended December 31, 2021 and for the period from February 25, 2020 (inception) through December 31, 2020

F-4

Statements of Changes in Stockholder’s Equity (Deficit) for the three and six months ended June 30, 2022 and 2021 and for the year ended December 31, 2021 and for the period from February 25, 2020 (inception) through December 31, 2020

F-5
Statements of Cash Flows for the six months ended June 30, 2022 and 2021 and for the year ended December 31, 2021 and for the period from February 25, 2020 (inception) through December 31, 2020	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

To the Stockholder and the Board of Directors of

Bellevue Life Sciences Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bellevue Life Sciences Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholder’s equity (deficit) and cash flows for the year ended December 31, 2021 and for the period from February 25, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from February 25, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph—Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent on the completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2021 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

October 7, 2022

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

BALANCE SHEETS

	June 30, 2022	December 31, 2021	December 31, 2020
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$74,174	$4,757	$62,653

Total current assets	74,174	4,757	62,653

Deferred offering costs	984,992	700,330	260,096

TOTAL ASSETS	$1,059,166	$705,087	$322,749

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$800	$2,847	$—
Accrued offering costs	148,512	294,360	21,561
Note payable - related party	900,000	400,000	300,000
Due to affiliate	13,088	10,000	—

Total current liabilities	1,062,400	707,207	321,561

TOTAL LIABILITIES	1,062,400	707,207	321,561

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Common stock; $0.0001 par value; 100,000,000 shares authorized; 1,725,000 issued and outstanding (1) (2)	173	173	173
Additional paid-in capital	24,827	24,827	24,827
Accumulated deficit	(28,234)	(27,120)	(23,812)

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(3,234)	(2,120)	1,188

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,059,166	$705,087	$322,749

(1)	This number includes an aggregate up to 225,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).
(2)	On April 25, 2022, the Company executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by the Sponsor.

The accompanying notes are an integral part of the financial statements.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the three months ended June 30,		For the six months ended June 30,		For the year ended December 31, 2021	For the period February 25, 2020 (inception)
						Through December 31, 2020
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
EXPENSES
General and administrative expenses	$988	$2,743	$1,114	$2,867	$3,308	$23,812

Total expenses	988	2,743	1,114	2,867	3,308	23,812

NET LOSS	$(988)	$(2,743)	$(1,114)	$(2,867)	$(3,308)	$(23,812)

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC AND DILUTED (1) (2)	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000	1,500,000

BASIC AND DILUTED NET LOSS PER SHARE	($0.00)	($0.00)	($0.00)	($0.00)	($0.00)	($0.03)

(1)	This number excludes an aggregate of up 225,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).
(2)	On April 25, 2022, the Company executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by the Sponsor.

The accompanying notes are an integral part of the financial statements.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)

					Total
	Common stock		Additional	Accumulated	shareholders’
	Shares(1)(2)	Amount	paid-in capital	deficit	equity (deficit)
Balance, February 25, 2020 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	1,725,000	173	24,827	—	25,000
Net loss	—	—	—	(23,812)	(23,812)

Balance, December 31, 2020	1,725,000	173	24,827	(23,812)	1,188
Net loss	—	—	—	(124)	(124)

Balance, March 31, 2021 (unaudited)	1,725,000	173	24,827	(23,936)	1,064
Net loss	—	—	—	(2,743)	(2,743)

Balance, June 30, 2021 (unaudited)	1,725,000	173	24,827	(26,679)	(1,679)
Net loss	—	—	—	(441)	(441)

Balance, December 31, 2021	1,725,000	173	24,827	(27,120)	(2,120)
Net loss	—	—	—	(126)	(126)

Balance, March 31, 2022 (unaudited)	1,725,000	173	24,827	(27,246)	(2,246)
Net loss	—	—	—	(988)	(988)

Balance, June 30, 2022 (unaudited)	1,725,000	$173	$24,827	$(28,234)	$(3,234)

(1)	This number includes up to 225,000 shares of common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6).
(2)	On April 25, 2022, the Company executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by the Sponsor.

The accompanying notes are an integral part of the financial statements.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the six months		For the years ended December 31, 2021	For the period February 25, 2020 (inception) through December 31, 2020
	ended June 30,
	2022	2021
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,114)	$(2,867)	$(3,308)	$(23,812)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(5,959)	(2,647)	2,847	—

Net cash flows used in operating activities	(7,073)	(220)	(461)	(23,812)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock to Sponsor	—	—	—	25,000
Payment of offering costs	(430,510)	(47,011)	(167,435)	(238,535)
Proceeds from note payable - Sponsor	500,000	—	100,000	300,000
Repayments to affiliate	(10,000)	—	—	—
Proceeds from affiliate	17,000	—	10,000	—

Net cash flows provided by (used in) financing activities	76,490	(47,011)	(57,435)	86,465

NET CHANGE IN CASH	69,417	(47,231)	(57,896)	62,653
CASH, BEGINNING OF PERIOD	4,757	62,653	62,653	—

CASH, END OF PERIOD	$74,174	$15,422	$4,757	$62,653

Supplemental disclosure of noncash activities:
Deferred offering costs included in accrued offering costs	$148,512	$99,792	$294,360	$21,561

The accompanying notes are an integral part of the financial statements.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1-DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Bellevue Life Sciences Acquisition Corp. (the “Company”) was incorporated in Delaware on February 25, 2020. The Company was incorporated for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of June 30, 2022, the Company had not commenced any operations. All activity since inception relates to the Company’s formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the “Proposed Public Offering”) of 6,000,000 units (each, a “Unit” and collectively, the “Units”) at $10.00 per Unit (or 6,900,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 5, and the sale to Bellevue Global Life Sciences Investors LLC (the “Sponsor”) of 390,000 units at a price of $10.00 per unit for an aggregate of $3,900,000 (the “Private Placement Units”) that will close simultaneously with the Proposed Public Offering. Each Unit and Private Placement Unit consists of one share of common stock, par value $0.0001 (the “Common Stock”), a warrant to purchase one share of Common Stock (the “Public Warrants” and “Private Placement Warrants” and collectively the “Warrants”) and one right which entitles the holder thereof to receive one-tenth (1/10) of a share of common stock (the “Public Rights” and Private Placement Rights” and collectively the “Rights”), as described in Notes 3 and 4.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting fees and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.20 per Unit sold in the Proposed Public Offering will be held in a trust account (“Trust Account”), located in the United States at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, and invested only in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, as determined by the Company, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the outstanding shares of its Common Stock (“Public Shares”) sold in the Proposed Public Offering (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1-DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares (as described in Note 1) for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) have agreed to vote its Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination.

Subsequent to the consummation of the Proposed Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the Company’s Sponsor and any other holders of the Company’s common stock prior to this offering (or their permitted transferees (the “Initial Stockholders”) have agreed to waive their redemption rights with respect to their Founder Shares, Placement Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of more of the shares of Common Stock (as defined in Note 1) sold in the Proposed Public Offering.

The Company’s Initial Stockholders and Chardan Capital Markets, LLC (“Chardan”) have agreed not to propose or vote in favor of an amendment to the Company’s amended and restated certificate of incorporation (as to be in effect prior to the closing of the offering, the “Amended and Restated Certificate of Incorporation”) (A) that would modify the substance or timing of the Company’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 9 months from the closing of the Proposed Public Offering (the “Combination Period”) or (B) with respect to any other provision relating to stockholders rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public shares in conjunction with such an amendment.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1-DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

Pursuant to the Amended and Restated Certificate of Incorporation, if the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly and as reasonably possible, but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company for working capital, up to $100,000 annually, or to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Stockholders rights as stockholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares (defined in Note 4) and Placement Shares held by them if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) may be less than approximately $10.20 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective partner business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective partner businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of Presentation and Going Concern Consideration

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

At June 30, 2022, the Company had cash of $74,174 and a working capital deficit of $988,226. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1-DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

considered to be one year from the date of the issuance of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Public Offering. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standards at the time the private companies adopt the new or revised standard. This may make the comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effects of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2022, December 31, 2021 and December 31, 2020.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1. Deferred offering costs consist of legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to temporary equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account.

Warrant Instruments

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815, “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the instruments are outstanding. The Company determined that upon review of the warrant agreement, management concluded that the Public Warrants (as defined in Note 1) and the Private Placement Warrants (as defined in Note 1) to be issued in the Proposed Public Offering will qualify for equity accounting treatment.

Rights

In connection with the Public Offering of up to 6,900,00 Public Units, each Public Unit is comprised of one share of common stock, $0.0001 par value, a warrant to purchase one share of Common Stock, and one Public Right to receive one-tenth (1/10) of one share of Common Stock. Simultaneously, with the consummation of the Public Offering, the Company will engage in a private placement and issue placement units that are identical to the Public Unit, which will include the issuance and delivery of up to an aggregate of 390,000 Placement Rights underlying Placement Units (the “Placement Rights”, and together with the Public Rights and such other rights as the Company issues from time to time hereunder, the “Rights”).

The Company will account for the rights to be issued in connection with the Proposed Public Offering in accordance with the guidance contained in ASC 815-40. Such guidance provides that the rights described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share”. Net loss per common share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 225,000 shares of Common Stock that are subject to forfeiture if the option to purchase additional Units is not exercised in full by the underwriters (see Note 5). At June 30, 2022, December 31, 2021 and December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of Common Stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to difference between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were deemed to be de minimis as of June 30, 2022, December 31, 2021 and December 31, 2020.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2022, December 31, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment interest and penalties for the three and six months ended June 30, 2022 and June 30, 2021, for the year ended December 31, 2021 and for the period from February 25, 2020 (inception) through December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The provision for income taxes was deemed to be de minimis for the three and six months ended June 30, 2022 and June 30, 2021, for the year ended December 31, 2021 and for the period from February 25, 2020 (inception) through December 31, 2020.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3-PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 6,000,000 Units (or 6,900,000 Units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one share of common stock, one redeemable warrant entitling the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, and one right which entitles the

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 3-PROPOSED PUBLIC OFFERING (cont.)

holder thereof to receive one-tenth (1/10) of a share of common stock (see Note 6). Each warrant will become exercisable 30 days after the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption or liquidation. Each right entitles the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of an initial business combination, as described in more detail below. Each ten rights entitle the holder thereof to receive one share of common stock at the closing of a business combination.

NOTE 4-RELATED PARTY TRANSACTIONS

Founder Shares

On July 30, 2020, the Sponsor purchased 1,437,500 shares of the Company’s Common Stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.017 per share. On April 25, 2022, the Company executed a 1.2-for-one stock split, resulting in an aggregate of 1,725,000 founder shares held by the Company’s sponsor, of which up to 225,000 Founder Shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Founder Shares (including the Equity Participation Shares) will represent 20.0% of the Company’s issued and outstanding shares of Common Stock after the Proposed Public Offering (excluding shares of Common Stock underlying the Private Placement Units). If the Company increases or decreases the size of the Proposed Public Offering, the Company will effect a share capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company’s Initial Stockholders (including the Equity Participation Shares (as defined in Note 5)) at 20.0% of the Company’s issued and outstanding shares of Common Stock upon the consummation of the Proposed Public Offering (excluding shares of Common Stock underlying the Private Placement Units).

The Sponsor will agree, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) three years after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Private Placement Units

The Sponsor has agreed to purchase an aggregate of 390,000 Private Placement Units at a price of $10.00 per Private Placement Unit in a private placement that will occur simultaneously with the consummation of the Proposed Public Offering. Each Private Placement Unit consists of one share of Common Stock, one redeemable warrant entitling the holder to purchase one share of Common Stock, and one right which entitles the holder thereof to receive one-tenth (1/10) of a share of common stock. The Private Placement Warrants are exercisable only to purchase whole shares of Common Stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6). The proceeds from the sale of the Private Placement Units will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete the initial Business Combination within the combination period, the proceeds from the sale of the Private Placement Units held in the Trust Account will be included in the liquidating distribution to the holders of the Public Shares.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 4-RELATED PARTY TRANSACTIONS (cont.)

The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units, including the component securities therein until 30 days after the completion of the Business Combination.

Notes Payable — Related Party

Pursuant to promissory notes executed on July 30, 2020, October 26, 2020, August 13, 2021, January 28, 2022 and May 24, 2022 (collectively the “Notes”), the Sponsor loaned the Company an aggregate of $900,000 to cover expenses related to the Proposed Public Offering. The Notes are non-interest bearing, unsecured and payable the earlier of May 24, 2023 or the completion of the Proposed Public Offering. At the closing of the Proposed Public Offering, the Notes will be deemed to be repaid and settled in connection with the private placement. As of June 30, 2022, December 31, 2021 and December 31, 2020, there were $900,000, $400,000 and $300,000 was outstanding, respectively, under the Notes.

Working Capital Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the Trust account released to the Company. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of such Working Capital Loans may be convertible into Units at a price of $10.00 per Unit. The Units would be identical to the Private Placement Units. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Loans made by Chardan or any of its related persons, if any, will not be convertible into any of the Company’s securities and Chardan and its related persons will have no recourse with respect to their ability to convert their loans into any of the Company’s securities. As of June 30, 2022, December 31, 2021 and December 31, 2020, no Working Capital Loans were outstanding.

Administrative Support Agreement

Commencing on the date the Company’s securities are first listed on Nasdaq, the Company will agree to pay an affiliate of members of the Sponsor a total of $7,500 per month for office space, utilities, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees.

Due to Affiliate

On November 4, 2021, the Sponsor agreed to advance the Company up to $10,000 to be used to pay a portion of the expenses of the Proposed Public Offering. The Sponsor agreed to advance the Company an additional $5,000 for a total of $15,000. As of December 31, 2021, $10,000 was outstanding. The amount was fully repaid on February 17, 2022. On April 28, 2022, the Sponsor agreed to advance the Company up to $10,000. On April 29, 2022, the Sponsor agreed to advance an additional $7,000. These advances are due on demand and are non-interest bearing. As of June 30, 2022, $13,088 was outstanding.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 5-COMMITMENTS & CONTINGENCIES

Registration Rights

The holders of Founder Shares, Private Placement Units (including component securities contained therein), and Units (including component securities contained therein) that may be issued upon conversion of Working Capital Loans will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering, requiring the Company to register such securities for resale. The holders of the majority of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, these holders will have certain “piggyback” registration rights with respect to registration statements filed subsequent to the completion of the Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the final prospectus relating to the Proposed Public Offering to purchase up to 900,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per Unit, or $1,200,000 in the aggregate, equal to 2% of the gross proceeds of the Proposed Public Offering (or $1,380,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering; provided that for each Unit purchased by investors that are sourced by our sponsor, such underwriting discount will be reduced to $0.125 per Unit payable in cash. In addition, $0.30 per Unit, or approximately $1,800,000 in the aggregate (or $2,070,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amount held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the underwriters are entitled to receive 30,000 shares of Common Stock (or 34,500 shares if the underwriters’ over-allotment option is exercised in full) from the Sponsor, which will be placed in escrow until the consummation of an initial Business Combination. Such shares paid to the underwriters are referred to as the “Equity Participation Shares.” If a Business Combination is not consummated, the Equity Participation Shares will be returned to the Sponsor. The Equity Participation Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Proposed Public Offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Proposed Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Proposed Public Offering except to any underwriter and selected dealer participating in the Proposed Public Offering and their bona fide officers or partners. Chardan may not exercise its demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 5-COMMITMENTS & CONTINGENCIES (cont.)

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, the close of the Proposed Public Offering and/or search for a partner company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these financial statements and the specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

NOTE 6-STOCKHOLDER’S EQUITY (DEFICIT)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2022 and December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.

Common Stock

Pursuant to the Amended and Restated Certificate of Incorporation the Company is authorized to issue 100,000,000 shares of Common Stock, $0.0001 par value.

On July 30, 2020, the Sponsor purchased 1,437,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On April 25, 2022, the Company executed a stock split, resulting in an aggregate of 1,725,000 Founder Shares held by the Sponsor. As of June 30, 2022 and December 31, 2021, there were 1,725,000 shares of Common Stock outstanding. Of the 1,725,000 shares of Common Stock, an aggregate of up to 225,000 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

Warrants

As of June 30, 2022, December 31, 2021 and December 31, 2020, there were no Warrants outstanding. The Warrants that will form a part of the Units (the “Warrants”) may be exercised at a price of $11.50 per share, subject to adjustment as described in this prospectus. The Public Warrants will become exercisable on 30 days after the completion of a Business Combination.

The Warrants have an exercise price of $11.50 per share and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

Redemption of warrants when the price per Common Stock equals or exceeds $16.50

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 6-STOCKHOLDER’S EQUITY (DEFICIT) (cont.)

Once the Warrants become exercisable, the Company may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption given after the Warrants become exercisable;

•

if, and only if, the reported last sale price of the Common Stock equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Warrants become exercisable and ending three business days before the date on which the Company sends the notice of redemption to the Warrantholders (the “Reference Value”), and

•

if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the shares of Common Stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.

The exercise price and number of shares of Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless

In addition, if (x) the Company issues additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.50 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination (net of redemptions), and (z) the Market Value is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $16.50 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

Rights

Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of a share of common stock upon consummation of its initial business combination, even if the holder of a public right converted all shares of common stock held by him, her or it in connection with the initial business combination or an amendment to the Company’s certificate of incorporation with respect to its pre-business combination activities. In the event the Company will not be the

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 6-STOCKHOLDER’S EQUITY (DEFICIT) (cont.)

surviving company upon completion of its initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares of common stock upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a business combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date, up to October 7, 2022, the date that the financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

6,000,000 Units

Bellevue Life Sciences Acquisition Corp.

PRELIMINARY PROSPECTUS

            , 2022

Sole Book-Running Manager

Chardan

Until             , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	800,000
Accounting fees and expenses	40,000
SEC/FINRA Expenses	35,000
Travel and road show	5,000
Nasdaq listing and filing fees	50,000
Printing and engraving expenses	30,000
Miscellaneous	150,000

Total offering expenses (excluding underwriting commissions and the value of the equity participation shares)(1)	$1,110,000

(1)

Chardan is entitled to receive 30,000 shares of our common stock (or 34,500 shares if the underwriters’ over-allotment option is exercised in full) from our sponsor, which will be placed in escrow until the consummation of an initial business combination. If a business combination is not consummated, the equity participation shares will be returned to our sponsor.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On July 30, 2020, Bellevue Global Life Sciences Investors LLC, our sponsor, purchased an aggregate of 1,437,500 founder shares, for an aggregate offering price of $25,000, or $0.017 per share. On April 25, 2022, we executed a stock split, resulting in an aggregate of 1,725,000 founder shares held by our sponsor. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20.0% of the outstanding shares of common stock upon completion of this offering (excluding the placement shares). Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D.

On or before the date of the prospectus accompanying this registration statement, our sponsor has agreed to purchase an aggregate of 390,000 placement units at a price of $10.00 per unit, for an aggregate purchase price of $3,900,000. These placement units will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they will be sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A private placement subscription agreement has been entered into with our sponsor in connection with these placement units and a copy of such agreement is attached as exhibits to this Registration Statement.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this registration statement.

Exhibit	Description
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Certificate of Incorporation**
3.2	By-Laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**

Exhibit	Description
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Specimen Rights Certificate**
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant**
5.1	Opinion of K&L Gates LLP*
10.1	Form of Letter Agreement among the Registrant and our officers, directors, Chardan Capital Markets, LLC and Bellevue Global Life Sciences Investors LLC**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.3	Form of Registration Rights Agreement between the Registrant and certain security holders**
10.4	Amended and Restated Securities Subscription Agreement, dated April 22, 2022, between the Registrant and Bellevue Global Life Sciences Investors LLC**
10.5	Amended and Restated Placement Unit Purchase Agreement, dated November 4, 2022, between the Registrant and Bellevue Global Life Sciences Investors LLC*
10.6	Form of Indemnity Agreement**
10.7	Amended and Restated Administrative Support Agreement, dated November 4, 2022 by and between the Registrant and Bellevue Global Life Sciences Investors LLC*
10.8	Form of Letter Agreement regarding Sponsor Indemnification**
10.9	Form of Stock Escrow Agreement by and among Bellevue Life Sciences Acquisition Corp., Continental Stock Transfer & Trust Company, and Bellevue Global Life Sciences Investors, LLC**
14.1	Form of Code of Ethics**
23.1	Consent of WithumSmith+Brown, PC*
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page of this Registration Statement)**
99.1	Form of Audit Committee Charter**
99.2	Form of Compensation Committee Charter**
99.3	Consent of Steven Reed**
99.4	Consent of Hosun Euh**
99.5	Consent of Rad Roberts**
99.6	Consent of In Chul Chung**
99.7	Consent of Jin Whan Park**
107	Filing Fee Table**

*	Filed herewith.
**	Previously filed.

(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(3)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

(5)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 4th day of November, 2022.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:	/s/ Kuk Hyoun Hwang
Kuk Hyoun Hwang Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the 4th day of November, 2022.

/s/ Kuk Hyoun Hwang	Chief Executive Officer, President and Director
Kuk Hyoun Hwang	(Principal Executive Officer)

*	Chief Financial Officer
David J. Yoo	(Principal financial and accounting officer)

*	Director
Jun Chul Whang

* By:	/s/ Kuk Hyoun Hwang
Kuk Hyoun Hwang
Attorney-in-fact